Exhibit 8(d)

BlackRock 1940 Act Funds

TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 10, 2025

among

the Borrowers party hereto,

the Banks party hereto,

Citibank, N.A.,

Bank of America, N.A.,

Wells Fargo Bank, N.A.,

Goldman Sachs Bank USA,

Morgan Stanley Senior Funding, Inc.,

The Bank of New York Mellon, and

State Street Bank and Trust Company,

as Syndication Agents

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Arranged by

JPMorgan Chase Bank, N.A.,

Citigroup Global Markets Inc.,

BofA Securities, Inc.,

Wells Fargo Securities, LLC,

Goldman Sachs Bank USA,

Morgan Stanley Senior Funding, Inc.,

The Bank of New York Mellon, and

State Street Bank and Trust Company,

as Joint Lead Arrangers and Joint Bookrunners

4.13	Status of Loans	43
4.14	ERISA	43
4.15	Taxes	43
4.16	Asset Coverage	43
4.17	Full Disclosure	44
4.18	Anti-Corruption Laws and Sanctions	44
4.19	Affected Financial Institutions	44
4.20	Outbound Investment Rules	44

ARTICLE V COVENANTS		44

5.1	Information	44
5.2	Existence	46
5.3	Nature of Business	47
5.4	Books, Records and Access	47
5.5	Insurance	47
5.6	Asset Coverage Ratio	47
5.7	Changes to Organization Documents, etc.	47
5.8	Service Providers	48
5.9	Payment of Obligations	48
5.10	Compliance with Laws	48
5.11	Debt	48
5.12	Negative Pledge	49
5.13	Consolidations, Mergers and Sales of Assets	50
5.14	Use of Proceeds	50
5.15	Compliance with Prospectus	50
5.16	Tax Status	50
5.17	No Subsidiary	51
5.18	ERISA	51
5.19	Distributions	51
5.20	Custodian	51
5.21	Acquisitions	51
5.22	Designated Subsidiary Activities	51
5.23	Designated Parent Borrower Sale of Assets, Etc.	52
5.24	TALF Loans	52
5.25	Outbound Investment Rules	52

ARTICLE VI EVENTS OF DEFAULTS		52

6.1	Events of Default	52
6.2	Remedies	54
6.3	Notice of Default	54

ARTICLE VII THE ADMINISTRATIVE AGENT		54

7.1	Authorization and Action	54
7.2	Administrative Agent’s Reliance, Limitation of Liability, Etc.	56
7.3	Successor Administrative Agents	58
7.4	Administrative Agent as a Bank	59
7.5	Defaulting Bank	59

ii

7.6	Other Agents etc.	61
7.7	Posting of Communications	61
7.8	Acknowledgements of Banks	63

ARTICLE VIII MISCELLANEOUS		65

8.1	Notices	65
8.2	No Waivers	66
8.3	Expenses; Documentary Taxes; Limitation of Liability; Indemnification	66
8.4	Set Off	69
8.5	Amendments, Waivers and Consents	69
8.6	Successors and Assigns	71
8.7	Additional Borrowers	73
8.8	Governing Law; Submission to Jurisdiction	74
8.9	Counterparts; Integration	75
8.10	WAIVER OF JURY TRIAL	76
8.11	Confidentiality	76
8.12	Representations and Warranties of the Banks	77
8.13	USA PATRIOT Act	78
8.14	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	78
8.15	Amendment and Restatement	78
8.16	German Bank Separation Act	79
8.17	Qualified Financial Contract	79
8.18	No Fiduciary Duty, etc.	80
8.19	Interest Rate Limitation	81

Exhibit A -	Form of Allocation Notice

Exhibit C -	Form of Notice of Paydown

Exhibit D -	Form of Note

Exhibit E -	Form of Compliance Certificate

Exhibit F -	Form of Assignment and Acceptance

Exhibit G -	Form of Joinder

Schedule H -	Form of Accession Agreement

Schedule 1 -	Addresses for Notices and Commitment Amounts

Schedule 4.9 -	Borrowers With Less Than 25% of Assets in Margin Stock

Schedule 4.11 -	Designated Parent Borrower and Designated Subsidiaries

Schedule 5.20 -	List of Custodians

Schedule 8.7 -	Additional Borrowers

iii

TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 10, 2025, is made by and among each of the investment companies, and to the extent any Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, each Delaware LLC, Trust or Maryland corporation on behalf of such Borrower, as are or may become party hereto listed on the signature pages hereto or hereafter added hereto, the various banks as are or may become party hereto (collectively, the “Banks”), Citibank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., The Bank of New York Mellon, and State Street Bank and Trust Company, as syndication agents, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks.

W I T N E S S E T H:

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, are open-end or closed-end management investment companies registered under the Act;

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, on behalf of such Borrowers, severally desire to obtain Commitments from the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $1,750,000,000 in respect of Tranche A Loans and $650,000,000 in respect of Tranche B Loans, will be made to such Borrowers from time to time prior to the Termination Date;

WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Loans to the Borrowers; and

WHEREAS, the proceeds of the Loans will be used by the Borrowers to fund shareholder redemptions, tender offers or share repurchases, as applicable, and for other lawful purposes as allowed under the Act, other than for leverage;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Act” means the Investment Company Act of 1940, as amended.

“Additional Borrower” means each Person that becomes a Borrower under this Agreement pursuant to Section 8.7.

“Adjusted Daily Simple SOFR Rate” means, for any day, Daily Simple SOFR plus 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of calculating such rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. acting as Administrative Agent for the Banks and any successor thereof in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrowers or any Bank, as the context requires.

“Adviser” means BlackRock Advisors, LLC or BlackRock Fund Advisors or their respective Affiliates, as investment adviser, sub-adviser or administrator to a Borrower.

“Adviser Persons” has the meaning set forth in Section 1.4.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Act and the rules and regulations thereunder.

“Agent-Related Person” has the meaning set forth in Section 8.3(d).

“Aggregate Tranche A Commitment Amount” means the total Dollar amount of all Tranche A Commitment Amounts of all Banks, as may be reduced or increased from time to time in accordance with the terms of this Agreement. On the Effective Date, the Aggregate Tranche A Commitment Amount shall be equal to $1,750,000,000.

“Aggregate Tranche B Commitment Amount” means the total Dollar amount of all Tranche B Commitment Amounts of all Banks, as may be reduced or increased from time to time in accordance with the terms of this Agreement. On the Effective Date, the Aggregate Tranche B Commitment Amount shall be equal to $650,000,000.

“Agreement” means this Twelfth Amended and Restated Credit Agreement, as amended, restated supplemented or otherwise modified from time to time.

“Allocation Notice” means a notice, substantially in the form of Exhibit A, furnished to the Administrative Agent by or on behalf of each Borrower setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under this Agreement other than principal and interest in respect of Loans (which for the avoidance of doubt shall be several and neither joint nor joint and several among the Borrowers). The allocation of liability among the Borrowers as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Administrative Agent until a later dated Allocation Notice is delivered to the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Banks” means, (i) with respect to any Tranche A Loan or Tranche A Swing Line Advance, the Tranche A Banks; and (ii) with respect to any Tranche B Loan or Tranche B Swing Line Advance, the Tranche B Banks.

“Applicable Margin” means, for any day, 0.80% per annum.

“Applicable Swing Line Lenders” means, (i) with respect to any Tranche A Swing Line Advance, the Tranche A Swing Line Lenders and (ii) with respect to any Tranche B Swing Line Advance, the Tranche B Swing Line Lenders.

“Approved Electronic Platform” has the meaning set forth in Section 7.12(a).

“Arranger” means each Person identified on the cover page hereto in its capacity as joint bookrunner and/or joint lead arranger, respectively, hereunder.

“Asset Coverage Ratio” means, with respect to any Borrower, the ratio which the Net Asset Value (which shall not include the value of any TALF Loan Pledged Assets) of such Borrower, less the value of the applicable TALF Minimum Required Segregated Assets (which shall not include the value of any TALF Loan Pledged Assets), bears to the aggregate amount of Senior Securities Representing Indebtedness (which shall not include the value of any TALF Loans) of such Borrower.

“Assignee” has the meaning set forth in Section 8.6(c).

“Assignment and Acceptance” has the meaning set forth in Section 8.6(c).

“Authorized Signatory” means the president, the executive vice president, any senior vice president, any vice president, the treasurer, the secretary or any other duly authorized officer of a Borrower or any duly authorized employee of Black Rock Advisors, LLC or any of its affiliated investment advisers designated by such Borrower as its agent, provided that the Administrative Agent shall have received a manually signed certificate of the Secretary or other duly authorized officer of such Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer or agent and such duly authorized officer or agent shall be reasonably satisfactory to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning set forth in the preamble.

“Bank-Related Person” has the meaning set forth in Section 8.3(b).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement Date” means the earliest to occur of the following events:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of Daily Simple SOFR (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide Daily Simple SOFR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which Daily Simple SOFR (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SOFR (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if Daily Simple SOFR (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events:

(1) a public statement or publication of information by or on behalf of the administrator of Daily Simple SOFR (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide Daily Simple SOFR (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Daily Simple SOFR (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of Daily Simple SOFR (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for Daily Simple SOFR (or such component), a resolution authority with jurisdiction over the administrator for Daily Simple SOFR (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for Daily Simple SOFR (or such component), in each case, which states that the administrator of Daily Simple SOFR (or such component) has ceased or will cease to provide Daily Simple SOFR (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Daily Simple SOFR (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of Daily Simple SOFR (or the published component used in the calculation thereof) announcing that Daily Simple SOFR (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

“Benchmark Unavailability Period” means the period (if any) (A) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred or (B) during which the Administrative Agent has determined (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Bank” has the meaning set forth in Section 8.4.

“Borrower” means each Person that is a signatory hereto as a Borrower and each series or class of shares of a Delaware LLC, a Trust or a Maryland corporation which constitutes a “series” under the Act, which is a signatory to this Agreement or which becomes a signatory to this Agreement as a Borrower pursuant to the terms hereof.

“Borrowing” means a borrowing hereunder consisting of Loans made to a Borrower on the same day by the Banks under Article II.

“Borrowing Date” means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.2(a) hereof.

“Business Day” means any day which is not (a) a Saturday or Sunday, (b) a day on which commercial banks are authorized or required to be closed in New York City, New York or (c) a day on which the New York Stock Exchange, Inc. is authorized or required to be closed.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any Person controlling a bank.

“Change in Law” has the meaning set forth in Section 2.15(b).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder and to acquire participations in Swing Line Advances.

“Commitment Amount” means, with respect to each Bank, collectively, its Tranche A Commitment Amount and its Tranche B Commitment Amount; and “Commitment Amounts” means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Commitment Amounts equal $2,400,000,000.

“Commitment Fee Accrual Date” means each of (a) the last day of March, June, September and December of each year and (b) the Termination Date.

“Commitment Fee Payment Date” means (a) with respect to any Commitment Fee Accrual Date described in clause (a) of the definition thereof, the earlier of (i) the 15th day after such Commitment Fee Accrual Date (or if such day is not a Business Day, the immediately following Business Day) and (ii) the Termination Date and (b) with respect to any Commitment Fee Accrual Date described in clause (b) of the definition thereof, the Termination Date.

“Commitment Fees” has the meaning set forth in Section 2.9(a).

“Committed Loans” means loans made pursuant to Section 2.1(a).

“Commitment Percentage” means, with respect to each Bank, the percentage which such Bank’s Commitment Amount then constitutes of the aggregate Commitment Amounts (disregarding the Commitment Amount of any Defaulting Bank); provided that if the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect (disregarding the Commitment Amount of any Bank that is a Defaulting Bank at the time of determination).

“Compliance Certificate” means a certificate in substantially the form of Exhibit E.

“Confidential Information” has the meaning set forth in Section 8.11.

“Credit Party” means the Administrative Agent, the Arrangers, the Swing Line Lenders, and the Banks.

“Custodian” means, on any date, the entity which acts as a Borrower’s custodian for purposes of Section 17(f) of the Act.

“Daily Simple SOFR” means, for any day, SOFR for such day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with GAAP, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit, or other similar obligations, (g) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, and (h) all obligations of such Person in respect of senior securities for purposes of the Act.

“Default” means with respect to a Borrower any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default by such Borrower.

“Defaulting Bank” means, subject to the penultimate paragraph of Section 7.5, any Bank that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swing Line Advances or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied); (c) has failed, within three (3) Business Days after request by a Borrower, the Administrative Agent or any Swing Line Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swing Line Advances under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; or (e) ceases to be a “Bank” (as defined in the Act). Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank upon delivery of written notice of such determination to the Borrowers, each Swing Line Lender and each Bank.

“Delaware LLC” means each investment company listed on the signature pages hereto as a Delaware limited liability company.

“Designated Coverage Borrower” means each of BlackRock Advantage Emerging Markets Fund, BlackRock China A Opportunities Fund, BlackRock Commodity Strategies Fund, BlackRock Global Equity Absolute Return Fund, BlackRock Global Equity Market Neutral Fund, BlackRock Global Long/Short Credit Fund, iShares Large Cap Deep Buffer ETF, iShares Large Cap Moderate Buffer ETF, BlackRock Systematic Multi-Strategy Fund, BlackRock U.S. Insights Long/Short Equity Fund, iShares AAA CLO ETF, iShares BBB-B CLO Active ETF, iShares High Yield Active ETF, iShares Enhanced Roll Yield Index Fund, and iShares Managed Futures Active ETF, and, after the date hereof, each other Borrower designated as a “Designated Coverage Borrower” in the consent letter related to and/or the Joinder to which such Borrower is a party.

“Designated Parent Borrower” means each Borrower identified as a Designated Parent Borrower on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time).

“Designated Subsidiary” means each Subsidiary identified as a Designated Subsidiary on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time), organized under the laws of the jurisdiction identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time) that is a wholly-owned Subsidiary of the applicable Designated Parent Borrower identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time), provided that, for the avoidance of doubt, no Designated Subsidiary may be a Borrower.

“Distribution” means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower, other than dividends payable solely in shares of common stock or other ownership interests of a Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Borrower, directly or indirectly; the return of capital by a Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” and “$” means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 10, 2025.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

“ERISA Group” means a Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.1.

“Existing Credit Agreement” means that certain Eleventh Amended and Restated Credit Agreement, dated as of April 11, 2024, among certain of the Borrowers, certain of the Banks, and the Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Federal Funds Rate” means, for any day, a rate per annum equal to the greatest of (a) the Adjusted Daily Simple SOFR Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day and (c) the Overnight Bank Funding Rate in effect on such day; provided, that during the continuance of a Benchmark Unavailability Period, the Federal Funds Rate shall be, for any day, a rate per annum equal to the sum of (1) the greater of (i) the Federal Funds Effective Rate in effect on such day and (ii) the Overnight Bank Funding Rate in effect on such day plus (2) 0.10%; provided, further, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Federal Funds Rate be less than 0% per annum.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indemnified Liabilities” has the meaning set forth in Section 8.3(b).

“Indemnified Parties” has the meaning set forth in Section 8.3(b).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code of the United States.

“Interest Accrual Date” means (a) the last day of each calendar month in which such Loan is outstanding, (b) in connection with any prepayment, with respect to interest on the amount of principal prepaid, the date of such prepayment, and (c) the Maturity Date.

“Interest Payment Date” means, with respect to any Loan and any Interest Accrual Date the earlier of (a) the day five Business Days after such Interest Accrual Date and (b) the Termination Date.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, if any, issued pursuant to Section 2.4, each consent to the joinder of a new Borrower pursuant to Section 8.7, and any and all other documents and instruments required to be delivered in connection with the commercial lending facility made available hereunder, in each case as amended and in effect from time to time and including each document effecting such amendments.

“Loans” means an extension of credit made or to be made to a Borrower by the Banks pursuant to Article II. Loans shall include both Committed Loans and Swing Line Advances.

“Maryland corporation” means each investment company listed as such on the signature pages hereof.

“Material Adverse Effect” means, with respect to any Borrower, any change that is material and adverse to (x) the condition (financial or otherwise) or business of such Borrower, (y) the ability of such Borrower to duly and punctually pay and perform all or any of its Obligations or (z) the rights and remedies of the Administrative Agent and the Banks under, or the validity or enforceability of, any of the Loan Documents with respect to such Borrower.

“Maturity Date” means, with respect to a (x) Committed Loan, the earlier of (i)(A) with respect to Tranche A Loans, thirty-five (35) days and (B) with respect to Tranche B Loans, ninety (90) days after the making of such Committed Loan (or the making of any Swing Line Advance refinanced with such Loan) and (ii) the Termination Date and (y) Swing Line Advance, the earlier of (i) ten (10) days after the making of such Swing Line Advance and (ii) the Termination Date.

“Maximum Amount” has the meaning set forth in Section 2.1(a).

“Moody’s” means Moody’s Investors Service, Inc., or any successor acceptable to the Required Banks performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Asset Value” means, at any date, with respect to any Borrower, Total Assets (other than, if the Borrower is a Designated Parent Borrower, the value of, without duplication, (i) all assets belonging to such Borrower’s Designated Subsidiaries and (ii) such Borrower’s direct or indirect debt, equity or other interests or investments in such Borrower’s Designated Subsidiaries) less Total Liabilities (other than Senior Securities Representing Indebtedness). For the purposes of calculating Net Asset Value, the amount of any liability (other than a liability in respect of customary liabilities to custodians) deducted from Total Assets of such Borrower shall be equal to the greater of (x) the outstanding amount of such liability and (y) the fair market value of all assets securing such liability.

“Note” means any promissory note issued pursuant to Section 2.4.

“Notes” means the promissory notes of the Borrowers issued pursuant to Section 2.4.

“Notice of Borrowing” means a notice provided by a Borrower in connection with a request for a Loan in accordance with Section 2.2(a) or Section 2.2(b) which shall be substantially in a form provided by the Administrative Agent and agreed to by the Borrowers from time to time.

“Notice of Paydown” means a Notice of Paydown in the form attached hereto as Exhibit C.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means, with respect to any Borrower, all indebtedness, obligations and liabilities of such Borrower to any of the Banks (including in its capacity as Swing Line Lender, if applicable) and the Administrative Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to such Borrower hereunder or under any of the Notes or other instruments at any time evidencing any thereof.

“Organization Documents” means, for any Borrower that is a Delaware LLC or a series of a Delaware LLC, the certificate of formation and the operating or limited liability company agreement, for any Borrower that is a Trust or a series of a Trust, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such Trust, and for any Borrower that is a Maryland corporation or a series of a Maryland corporation, the charter and bylaws of such Maryland corporation.

“Other Agents” has the meaning set forth in Section 7.6(a).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Participant” has the meaning set forth in Section 8.6(b).

“Participant Register” has the meaning set forth in Section 8.6(b).

“Payment” has the meaning set forth in Section 7.13(c).

“Payment Notice” has the meaning set forth in Section 7.13(c).

“Permitted Asset Coverage Ratio” means (i) for each Designated Coverage Borrower, 400% and (ii) for each other Borrower, 300%.

“Person” means an individual, a corporation (or series thereof), limited liability company (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 302 or Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Prospective Banks” has the meaning set forth in Section 2.17.

“Prospectus” means, with respect to a Borrower, the current prospectus of such Borrower delivered to the Administrative Agent prior to the date hereof and any subsequent prospectus of such Borrower (or Part A of such Borrower’s registration statement).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Reference Time” means, with respect to any setting of Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 8.6(c).

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time.

“Related Persons” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Banks” means at any time, the group of Banks (other than Defaulting Banks) whose Commitment Percentages aggregate more than 50%; provided that, (a) with respect to any matter solely affecting the Tranche A Banks, the Required Banks shall mean the group of Banks (other than Defaulting Banks) whose Tranche A Commitment Percentages aggregate more than 50% and (b) with respect to any matter solely affecting the Tranche B Banks, the Required Banks shall mean the group of Banks (other than Defaulting Banks) whose Tranche B Commitment Percentages aggregate more than 50%.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Exposure” means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Committed Loans and its Swing Line Exposure at such time.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor acceptable to the Required Banks performing substantially the same function.

“SAI” means, with respect to a Borrower (if applicable), the current statement of additional information of such Borrower (or Part B of such Borrower’s registration statement) and any subsequent statement of additional information of such Borrower.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea, Kherson and Zaporizhzhia Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person that is the target of Sanctions, including (a) any Person listed in a Sanctions-related list, such as the List of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or similar lists maintained by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person majority owned or controlled, directly or indirectly, by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by U.S., EU, and UK laws, rules, regulations, or orders).

“Sanctions” means economic, financial sanctions, or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“Section 2.12(a) Tax” has the meaning set forth in Section 2.12(a).

“Senior Securities Representing Indebtedness” means any Senior Security other than those identified in clause (e) of the definition thereof. Senior Securities Representing Indebtedness includes, without limitation, all Loans and reverse repurchase agreements that are Senior Securities (as determined in accordance with the Act and the rules and regulations promulgated thereunder).

“Senior Security” means any (a) bond, (b) debenture, (c) note or (d) similar obligation or instrument constituting a security and evidencing indebtedness (including, without limitation, all Loans), and (e) any share of beneficial interest or common stock, as the case may be, of a Borrower, of a class (other than a class established in accordance with Section 18 of the Act) having priority over any other class of shares of such Borrower as to distribution of assets or payment of dividends.

“SIO” has the meaning set forth in Section 5.11(e).

“SPV Designated Subsidiary” has the meaning set forth in Section 5.11(e).

“SOFR” means, with respect to any day, a rate per annum equal to the secured overnight financing rate for such day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Subsidiary” of a Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

“Swing Line Advance” means a Tranche A Swing Line Advance or a Tranche B Swing Line Advance, as applicable.

“Swing Line Commitment” means as to any Swing Line Lender (i) the amount set forth opposite such Swing Line Lender’s name on Schedule 1 hereof or (ii) if such Swing Line Lender has entered into an Assignment and Acceptance, the amount set forth for such Swing Line Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 8.6(c).

“Swing Line Exposure” means, with respect to any Bank, the Tranche A Swing Line Exposure and Tranche B Swing Line Exposure of such Bank.

“Swing Line Lender” means each Bank with a Swing Line Commitment on Schedule 1 hereto greater than $0, each in its capacity as a lender of Swing Line Advances hereunder.

“Swing Line Participation Amount” has the meaning given such term in Section 2.1(b).

“TALF Borrower” means BlackRock Multi-Sector Opportunities Trust, BlackRock Multi-Sector Opportunities Trust II and each other Borrower that requests a TALF Loan and is required to submit a TALF Loan Notice to the Administrative Agent under Section 5.1(l).

“TALF Loan” means (i) any loan made to a TALF Borrower by the Federal Reserve Bank of New York under the Term Asset-Backed Securities Loan Facility authorized under Section 13(3) of the Federal Reserve Act as in effect on March 23, 2020; and (ii) any similar loan made to a TALF Borrower by the Federal Reserve Bank of New York, or other US governmental agency (each, a “TALF Lender”), pursuant to a non-recourse loan facility that has been approved in writing by the Administrative Agent and the Required Banks.

“TALF Loan Notice” means one or more notices that a Borrower has requested a TALF Loan or TALF Loans, delivered by such Borrower to the Administrative Agent and setting forth the TALF Loan Pledged Assets pledged in connection with such TALF Loan or TALF Loans and the value of the applicable TALF Minimum Required Segregated Assets.

“TALF Loan Pledged Assets” means the assets pledged by any Borrower in connection with a TALF Loan as set forth in the applicable TALF Loan Notice.

“TALF Minimum Required Segregated Assets” means the minimum amount of assets required to be segregated by a TALF Borrower as determined in its reasonable discretion in order to be in compliance with applicable laws and regulations. TALF Loan Pledged Assets shall not be deemed to be TALF Minimum Required Segregated Assets.

“Termination Date” means April 9, 2026, or such earlier date on which the Commitments shall terminate as provided herein.

“Total Assets” means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Borrower on such date prepared in accordance with GAAP. The assets of a Borrower shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent Prospectus and SAI (if applicable). Without limiting the foregoing, in order to ensure that Borrowers that are part of any master/feeder or fund-of- funds structure do not borrow against the same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another Borrower, the value of such assets shall, as between both such Borrowers, only be counted once. By way of example, suppose (i) Borrower A invests solely in Borrower B, (ii) the value of A’s assets equals $1,000,000 and (iii) the value of B’s assets equals $10,000,000; if, in calculating A’s Asset Coverage Ratio, it is identified as having Total Assets equal to $1,000,000, then for purposes of calculating B’s Asset Coverage Ratio, B’s Total Assets shall be limited to $9,000,000.

“Total Liabilities” means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Borrower on such date prepared in accordance with GAAP.

“Tranche A Available Commitment” means, as to any Bank at any time, an amount equal to (a) such Bank’s Tranche A Commitment Amount less (b) the sum of (i) the aggregate principal amount of all Tranche A Loans to all Borrowers made by such Bank then outstanding and (ii) such Bank’s Tranche A Swing Line Exposure at such time; collectively, as to all the Banks, the “ Tranche A Available Commitments”.

“Tranche A Bank” means each Bank with a Tranche A Commitment Amount greater than $0.

“Tranche A Borrowers” means the Borrowers.

“Tranche A Commitment Amount” means, with respect to each Tranche A Bank, the amount set forth opposite the name of such Tranche A Bank on Schedule 1 attached hereto under the heading, “Tranche A Commitment Amount”, as such amount may be reduced from time to time pursuant to Section 2.5, increased pursuant to Section 2.17 or reduced or increased from time to time pursuant to Section 8.6; and “Tranche A Commitment Amounts” or “Tranche A” means, as of any date, the aggregate of all such amounts on such date.

“Tranche A Commitment Fee” has the meaning set forth in Section 2.9(a).

“Tranche A Commitment Percentage” means as to any Tranche A Bank at any time, the percentage which such Tranche A Bank’s Tranche A Commitment then constitutes of the Aggregate Tranche A Commitment Amount (or, at any time after the Commitments of all the Tranche A Banks shall have expired or terminated, the percentage which the aggregate principal amount of such Bank’s Tranche A Loans then outstanding (plus the amount of its participation interest in any Unrefunded Swing Line Advances that are Tranche A Swing Line Advances) constitutes of the aggregate principal amount of the Tranche A Loans of all the Banks then outstanding); provided that when a Defaulting Bank shall exist, “Tranche A Commitment Percentage” shall mean the percentage of the Aggregate Tranche A Commitment Amount (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Tranche A Commitment; and, if the Tranche A Commitments have terminated or expired, the Tranche A Commitment Percentages shall be determined based upon the Tranche A Commitments most recently in effect (disregarding the Tranche A Commitment Amount of any Bank that is a Defaulting Bank at the time of determination).

“Tranche A Loans” means loans made pursuant to Section 2.1(a)(i).

“Tranche A Revolving Credit Exposure” means, with respect to any Tranche A Bank at any time, the sum of the outstanding principal amount of such Tranche A Bank’s Tranche A Loans and its Tranche A Swing Line Exposure at such time.

“Tranche A Sublimit” means (i) with respect to the Tranche B Borrowers, $350,000,000, and (ii) with respect to the other Tranche A Borrowers, the Aggregate Tranche A Commitment Amount.

“Tranche A Swing Line Advance” means any loan made or to be made to a Tranche A Borrower as contemplated by Section 2.1(b)(i).

“Tranche A Swing Line Commitment” means the obligation of a Tranche A Swing Line Lender to make Tranche A Swing Line Advances to Tranche A Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Tranche A Swing Line Lender’s name on Schedule 1 beneath the heading “Tranche A Swing Line Commitment,” as such amount may be reduced pursuant to the terms hereof.

“Tranche A Swing Line Exposure” means, at any time, the aggregate principal amount of all Tranche A Swing Line Advances outstanding at such time. The Tranche A Swing Line Exposure of any Tranche A Bank at any time shall be the sum of (a) its Tranche A Commitment Percentage of the total Tranche A Swing Line Exposure at such time other than with respect to any Tranche A Swing Line Advances made by such Tranche A Bank in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Tranche A Swing Line Advances made by such Tranche A Bank as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Tranche A Banks in such Tranche A Swing Line Advances).

“Tranche A Swing Line Lender” means any Bank listed on Schedule 2 with a Tranche A Swing Line Commitment greater than $0.

“Tranche B Available Commitment” means, as to any Bank at any time, an amount equal to (a) such Bank’s Tranche B Commitment Amount less (b) the sum of (i) the aggregate principal amount of all Tranche B Loans to all Borrowers made by such Bank then outstanding and (ii) such Bank’s Tranche B Swing Line Exposure at such time; collectively, as to all the Banks, the “ Tranche B Available Commitments”.

“Tranche B Bank” means each Bank with a Tranche B Commitment Amount greater than $0.

“Tranche B Borrowers” means BlackRock Floating Rate Income Portfolio, a series of BlackRock Fund V, and iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF), a series of BlackRock ETF Trust II, and such other Borrowers as may be so designated from time to time in an effective Joinder.

“Tranche B Commitment Amount” means, with respect to each Tranche B Bank, the amount set forth opposite the name of such Tranche B Bank on Schedule 1 attached hereto under the heading, “Tranche B Commitment Amount”, as such amount may be reduced from time to time pursuant to Section 2.5, increased pursuant to Section 2.17 or reduced or increased from time to time pursuant to Section 8.6; and “Tranche B Commitment Amounts” or “Tranche B” means, as of any date, the aggregate of all such amounts on such date.

“Tranche B Commitment Fee” has the meaning set forth in Section 2.9(a).

“Tranche B Commitment Percentage” means as to any Tranche B Bank at any time, the percentage which such Tranche B Bank’s Tranche B Commitment then constitutes of the Aggregate Tranche B Commitment Amount (or, at any time after the Commitments of all the Tranche B Banks shall have expired or terminated, the percentage which the aggregate principal amount of such Bank’s Tranche B Loans then outstanding (plus the amount of its participation interest in any Unrefunded Swing Line Advances that are Tranche B Swing Line Advances) constitutes of the aggregate principal amount of the Tranche B Loans of all the Banks then outstanding); provided that when a Defaulting Bank shall exist, “Tranche B Commitment Percentage” shall mean the percentage of the Aggregate Tranche B Commitment Amount (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Tranche B Commitment; and, if the Tranche B Commitments have terminated or expired, the Tranche B Commitment Percentages shall be determined based upon the Tranche B Commitments most recently in effect (disregarding the Tranche B Commitment Amount of any Bank that is a Defaulting Bank at the time of determination).

“Tranche B Loans” means loans made pursuant to Section 2.1(a)(ii).

“Tranche B Revolving Credit Exposure” means, with respect to any Tranche B Bank at any time, the sum of the outstanding principal amount of such Tranche B Bank’s Tranche B Loans and its Tranche B Swing Line Exposure at such time.

“Tranche B Swing Line Advance” means any loan made or to be made to a Tranche B Borrower as contemplated by Section 2.1(b)(ii).

“Tranche B Swing Line Commitment” means the obligation of a Tranche B Swing Line Lender to make Tranche B Swing Line Advances to Tranche B Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Tranche B Swing Line Lender’s name on Schedule 1 beneath the heading “Tranche B Swing Line Commitment,” as such amount may be reduced pursuant to the terms hereof.

“Tranche B Swing Line Exposure” means, at any time, the aggregate principal amount of all Tranche B Swing Line Advances outstanding at such time. The Tranche B Swing Line Exposure of any Tranche B Bank at any time shall be the sum of (a) its Tranche B Commitment Percentage of the total Tranche B Swing Line Exposure at such time other than with respect to any Tranche B Swing Line Advances made by such Tranche B Bank in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Tranche B Swing Line Advances made by such Tranche B Bank as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Tranche B Banks in such Tranche B Swing Line Advances).

“Tranche B Swing Line Lender” means any Bank listed on Schedule 1 with a Tranche B Swing Line Commitment greater than $0.

“Trust” means each investment company listed as such on the signature pages hereof.

“Trust Agreement” means, with respect to a Trust, such Trust’s trust agreement and declaration of trust or similar instruments, as amended from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrefunded Swing Line Advances” has the meaning set forth in Section 2.1(d).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by a Borrower’s independent public accountants) with the most recent audited financial statements of such Borrower delivered to the Banks hereunder.

1.3 Assumptions Regarding Structure. The parties acknowledge and agree that with respect to certain Delaware LLCs, Trusts and Maryland corporations, such Delaware LLCs, Trusts and Maryland corporations are comprised of one or more separate Borrowers and that such Borrowers are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Delaware LLCs, Trusts or Maryland corporations are executing this Agreement on behalf of their specified respective Borrowers.

1.4 Authority of Adviser; Adviser Disclaimer. Each of the Borrowers hereby confirms that the Adviser and the employees of the Adviser designated by such Borrower as its agents have been duly authorized to act on behalf of such Borrower for purposes of this Agreement and to take all actions which such Borrower is entitled or required to take hereunder, including, without limitation, requesting the making or conversion of Loans on behalf of a Borrower pursuant to Section 2, reducing or terminating the Commitments as to one or more Borrowers, and executing and delivering any and all certificates, reports, financial information and notices required to be delivered to the Administrative Agent hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder, the Adviser is acting solely in its capacity as investment adviser for a Borrower and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, “Adviser Persons”) shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder and (c) neither the Adviser nor any Adviser Person shall be responsible in any manner to the Administrative Agent or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement, any other Loan Document or in any information, report, certificate or other document furnished by the Adviser on behalf of any Delaware LLC, Trust, Maryland corporation or Borrower in connection with this Agreement.

1.5 Interest Rates. The interest rate on Loans may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. During the continuance of a Benchmark Unavailability Period, the interest rate for Loans will be determined in accordance with the definition of Federal Funds Rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof , including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDIT

2.1 Commitments to Lend. (a) Subject to the terms and conditions set forth in this Agreement:

(i) each of the Tranche A Banks severally agrees to make loans to the Tranche A Borrowers, and the Tranche A Borrowers may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by a Tranche A Borrower to the Administrative Agent given in accordance with Section 2.2(a) hereof such sums as are requested by the Tranche A Borrowers in an aggregate principal amount that will not result (after giving effect to all amounts requested) in (a) such Bank’s Tranche A Revolving Credit Exposure exceeding such Bank’s Tranche A Commitment Amount or (b) such Bank’s Revolving Credit Exposure exceeding such Bank’s Commitment Amount; provided, that the aggregate principal amount of all Tranche A Loans (after giving effect to all amounts requested) and Tranche A Swing Line Advances shall not exceed the Aggregate Tranche A Commitment Amount; and

(ii) each of the Tranche B Banks severally agrees to make loans to the Tranche B Borrowers, and the Tranche B Borrowers may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by a Tranche B Borrower to the Administrative Agent given in accordance with Section 2.2(a) hereof such sums as are requested by the Tranche B Borrowers in an aggregate principal amount that will not result (after giving effect to all amounts requested) in (a) such Bank’s Tranche B Revolving Credit Exposure exceeding such Bank’s Tranche B Commitment Amount or (b) such Bank’s Revolving Credit Exposure exceeding such Bank’s Commitment Amount; provided, that the aggregate principal amount of all Tranche B Loans (after giving effect to all amounts requested) and Tranche B Swing Line Advances shall not exceed the Aggregate Tranche B Commitment Amount;

provided, further that in each case (i) the aggregate principal amount of all Tranche A Loans outstanding (after giving effect to all amounts requested) to each Tranche A Borrower shall not exceed at any time its respective Tranche A Sublimit, (ii) the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the aggregate Commitment Amounts of all of the Banks and (iii) after giving effect to all amounts requested, such Borrower will not have outstanding more than it is permitted to borrow at such time under applicable laws and regulations, the limitations on borrowing adopted by such Borrower in its Prospectus and/or SAI (if applicable) or elsewhere, and any agreements with federal, state, local or foreign governmental authorities or regulators, in each case as in effect from time to time (the “Maximum Amount”). Each Borrowing under this Section 2.1(a) shall be in an aggregate principal amount of not less than (x) for Tranche A Loans, $500,000, and integral multiples of $100,000 in excess thereof, and (y) for Tranche B Loans, $5,000,000, and integral multiples of $1,000,000 in excess thereof. Each Borrowing under this Section 2.1(a) shall be made from the several Tranche A Banks pro rata in accordance with such Bank’s Tranche A Commitment Percentage and from the several Tranche B Banks pro rata in accordance with such Bank’s Tranche B Commitment Percentage.

(b) Notwithstanding the provisions of clause (a) of this Section 2.1, and subject to the terms and conditions of this Agreement:

(i) each Tranche A Swing Line Lender agrees to make a portion of its Tranche A Commitment Amount available by making swing line advances to any one or more Tranche A Borrowers and each Tranche A Borrower may borrow, repay and reborrow such Tranche A Swing Line Advances, from time to time during the Revolving Credit Period, upon notice by a Tranche A Borrower to the Administrative Agent in accordance with Section 2.2(b), in an aggregate principal amount that will not result (after giving effect to all amounts requested) in: (a) such Tranche A Swing Line Lender’s Tranche A Swing Line Advances exceeding its Tranche A Swing Line Commitment, (b) such Bank’s Tranche A Revolving Credit Exposure exceeding such Bank’s Tranche A Commitment Amount or (c) such Bank’s Revolving Credit Exposure exceeding such Bank’s Commitment Amount; provided, that the aggregate principal amount of all Tranche A Loans and Tranche A Swing Line Advances (after giving effect to all amounts requested) shall not exceed the Aggregate Tranche A Commitment Amount; and

(ii) each Tranche B Swing Line Lender agrees to make a portion of its Tranche B Commitment Amount available by making swing line advances to any one or more Tranche B Borrowers and each Tranche B Borrower may borrow, repay and reborrow such Tranche B Swing Line Advances, from time to time during the Revolving Credit Period, upon notice by a Tranche B Borrower to the Administrative Agent in accordance with Section 2.2(b), in an aggregate principal amount that will not result (after giving effect to all amounts requested) in: (a) such Tranche B Swing Line Lender’s Tranche B Swing Line Advances exceeding its Tranche B Swing Line Commitment, (b) such Bank’s Tranche B Revolving Credit Exposure exceeding such Bank’s Tranche B Commitment Amount or (c) such Bank’s Revolving Credit Exposure exceeding such Bank’s Commitment Amount; provided, that the aggregate principal amount of all Tranche B Loans and Tranche B Swing Line Advances (after giving effect to all amounts requested) shall not exceed the Aggregate Tranche B Commitment Amount provided, further that in each case, after giving effect to all amounts requested, (i) the aggregate principal amount of outstanding Swing Line Advances made by such Swing Line Lender shall not exceed such Swing Line Lender’s Swing Line Commitment, (ii) such Swing Line Lender’s Tranche A Revolving Credit Exposure shall not exceed its Tranche A Commitment Amount, (iii) such Swing Line Lender’s Tranche B Revolving Credit Exposure shall not exceed its Tranche B Commitment Amount, (iv) such Swing Line Lender’s Revolving Credit Exposure shall not exceed its Commitment Amount and (v) the sum of the total Revolving Credit Exposure shall not exceed the total Commitment Amounts. All Swing Line Advances shall be made by the Applicable Swing Line Lenders on a pro rata basis. Each Borrower promises to repay each Swing Line Advance made to such Borrower, together with any and all accrued and unpaid interest thereon, on the earlier of (A) the Maturity Date for such Swing Line Advance and (B) the date of the next Loan made to such Borrower by the Banks pursuant to clause (a) of this Section 2.1. Each Swing Line Advance shall be in an aggregate principal amount of not less than (x) for Tranche A Loans, $500,000, and integral multiples of $100,000 in excess thereof, and (y) for Tranche B Loans, $5,000,000, and integral multiples of $1,000,000 in excess thereof.

(c) If (x) any Swing Line Advance remains outstanding to any Borrower more than ten (10) days from the date of the advance thereof, (y) Loans are not requested pursuant to clause (a) of this Section 2.1 by such Borrower prior to the Termination Date, or (z) the Administrative Agent or any Applicable Swing Line Lender so requests at any time in its sole and absolute discretion, then each Applicable Bank (including each Applicable Swing Line Lender, in its respective capacity as a Bank) shall fund its pro rata share (based upon such Applicable Bank’s Tranche A Commitment Percentage or Tranche B Commitment Percentage, as applicable) of the principal amount of such Swing Line Advance with a Committed Loan. Each Applicable Bank agrees to fund its pro rata share of each such outstanding Swing Line Advance on (i) the Business Day on which demand therefore is made by any Swing Line Lender or the Administrative Agent as aforesaid, provided that notice of such demand is given not later than 4:00 p.m. (New York time) on such Business Day or (ii) the first Business Day next succeeding such day if notice of such demand is given after such time, provided that in no event shall the aggregate outstanding amount of any Bank’s (a) Tranche A Revolving Credit Exposure exceed such Bank’s Tranche A

Commitment Amount, (b) Tranche B Revolving Credit Exposure exceed such Bank’s Tranche B Commitment Amount or (c) Revolving Credit Exposure exceed such Bank’s Commitment Amount. If and to the extent that any Applicable Bank shall not have so made the amount of such Committed Loan available to the Administrative Agent, such Applicable Bank agrees to pay to the Administrative Agent for the account of the Applicable Swing Line Lenders forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Applicable Swing Line Lenders until the date such amount is paid to the Administrative Agent, at the greater of the Federal Funds Effective Rate or the Overnight Bank Funding Rate.

(d) If prior to the making of a Committed Loan to a Borrower pursuant to the immediately preceding paragraph one or more of the events described in Section 6.1(d) or Section 6.1(e) shall have occurred with respect to such Borrower or if for any other reason a Committed Loan cannot be made pursuant to Section 2.1(c), each Applicable Bank severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Advances (“Unrefunded Swing Line Advances”) in an amount equal to the amount (if any) of Committed Loans which would otherwise have been made by such Bank pursuant to Section 2.1(c) (and subject to the notice periods and other procedures referred to in Section 2.1(c)). Each Applicable Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the “Swing Line Participation Amount”), and the proceeds of such participation shall be distributed by the Administrative Agent to the Applicable Swing Line Lenders in such amount as will reduce the amount of the participating interest retained by the Applicable Swing Line Lenders in its Swing Line Advances to the amount of the Committed Loans which were to have been made by it pursuant to Section 2.1(c).

(e) Whenever, at any time after any Swing Line Lender has received from any Bank such Bank’s Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Advances, such Swing Line Lender will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all applicable Swing Line Advances then due); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Bank will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.

(f) Each applicable Bank’s obligation to make the Committed Loans described in Section 2.1(c) and to purchase the Swing Line Participation Amounts described in Section 2.1(d), and the Swing Line Lenders’ rights to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make the Committed Loans described in Section 2.1(c) or to purchase the Swing Line Participation Amounts described in Section 2.1(d), the financial condition of any Borrower, the existence of any Default or Event of Default, the failure of any of the conditions set forth in Article III to be satisfied, or the termination of the Commitments. Each such Committed Loan or purchase of a Swing Line Participation Amount shall be made without any offset, abatement, withholding or reduction whatsoever.

2.2 Notice of Borrowings. (a) Each Borrowing shall be made upon the borrowing Borrower’s irrevocable written notice, delivered by facsimile or electronic mail to the Administrative Agent (a “Notice of Borrowing”) not later than 12:00 p.m. (New York time) on the Business Day of the proposed Borrowing, appropriately completed concerning the Borrowing and signed by an Authorized Signatory. Each Notice of Borrowing shall constitute a representation and warranty by the borrowing Borrower that the conditions set forth in Section 3.2 have been satisfied on the date of such notice and will be satisfied on the Borrowing Date.

(b) Notwithstanding the foregoing, any Borrower may request a Swing Line Advance under this Section 2.2(b) by delivering to the Administrative Agent, no later than 4:00 p.m. (New York time) on the date of the proposed Swing Line Advance (which shall be a Business Day), a Notice of Borrowing, which shall be made by facsimile or electronic mail appropriately completed concerning the Borrowing and signed by an Authorized Signatory of the applicable Borrower. The Administrative Agent will promptly advise the Applicable Swing Line Lenders of any such notice received from any such Borrower.

(c) Each Applicable Swing Line Lender will make its respective pro rata amount of such Swing Line Advance available to the Borrower requesting such Swing Line Advance at the account designated by such Borrower to the Administrative Agent by 5:00 p.m., New York City time, on the requested date of such Swing Line Advance.

2.3 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing in accordance with Section 2.2, the Administrative Agent shall promptly notify each Applicable Bank of the contents thereof and of such Bank’s ratable share, if any, of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the borrowing Borrower and shall obligate the borrowing Borrower to accept the Loans requested from the Banks on the Borrowing Date.

(b) Not later than 4:00 p.m. (New York time) on the Borrowing Date of each Borrowing, each Applicable Bank shall make available its share, if any, of such Borrowing solely by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, provided that Swing Line Advances shall be made as provided in Section 2.2. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make its share of such Borrowing and the funds so received in the aforesaid account of the Administrative Agent available to the borrowing Borrower as noticed to the Administrative Agent with the name of its custodian and payment instructions (including ABA number and demand deposit account number) on the Borrowing Date. The failure or refusal of any Bank to make available to the Administrative Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Committed Loan is to be made to a Borrower hereunder on a day on which any Swing Line Advance to such Borrower is outstanding, the proceeds of such Committed Loan shall be applied first to the repayment of such outstanding Swing Line Advances to such Borrower, and only an amount equal to the difference (if any) between the amount being borrowed and such Swing Line Advances being repaid shall be made available to such Borrower by the Administrative Agent as provided in clause (b) of this Section 2.3.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on such Borrowing Date in accordance with clause (b) of this Section 2.3 and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the borrowing Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the borrowing Borrower severally agree to repay to the Administrative Agent, within three days after demand by the Administrative Agent, such amount, together with interest thereon, for each day from the date such amount is made available to the borrowing Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the borrowing Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.8 and (ii) in the case of such Bank, the greater of the Federal Funds Effective Rate or the Overnight Bank Funding Rate. If such Bank shall repay to the Administrative Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

2.4 Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans made to it hereunder.

(b) The Borrowers hereby agree that if, in the opinion of any Bank, a promissory note or other evidence of debt is required to reflect or enforce the Debt of the Borrowers resulting from the Loans made, or to be made, by such Bank, then upon request of such Bank, the Borrowers shall promptly execute and deliver to such Bank, for the Loans made or to be made by such Bank, a promissory note substantially in the form of Exhibit D attached hereto, payable to the order of such Bank in an amount equal to the Loans payable or to be payable to such Bank from time to time, provided that, as a condition to issuing any such Note, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrowers and their counsel.

2.5 Optional Termination or Reduction of Commitments. (a) The Borrowers shall have the right at any time and from time to time prior to the Termination Date upon three Business Days’ (or such shorter period as the Administrative Agent shall agree) prior written notice to the Administrative Agent to reduce by $50,000,000 or a larger integral multiple of $10,000,000 the unborrowed portion of the Aggregate Tranche A Commitment Amount or the Aggregate Tranche B Commitment Amount (which shall be accompanied by a corresponding reduction of the aggregate Commitment Amounts of the Applicable Banks) or terminate entirely each Applicable Bank’s Tranche A Commitment and/or Tranche B Commitment, whereupon such Tranche A Commitment Amounts and/or Tranche B Commitment Amounts, as applicable, of each of the Banks shall be reduced pro rata in accordance with their Tranche A Commitment Percentages and/or Tranche B Commitment Percentages, as applicable, of the amount specified in such notice or, as the case may be, each Applicable Bank’s Tranche A Commitment and/or

Tranche B Commitment, as applicable, shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.5(a), the Administrative Agent will notify the Applicable Banks of the substance thereof. Upon the effective date of any such reduction or termination, each Borrower severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the respective accounts of the Applicable Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

(b) Any Borrower may on three Business Days’ (or such shorter period as the Administrative Agent shall agree) written notice to the Administrative Agent cease to be a Borrower hereunder on the date specified in such notice, provided all Obligations due and owing by such Borrower hereunder are repaid in full on such date. A Borrower ceasing to be a Borrower hereunder shall not affect the then applicable Commitment Amounts, which shall remain unchanged.

2.6 Optional Prepayments. (a) Each Borrower may, with telephonic notice (confirmed by delivery of a Notice of Paydown by telecopy or electronic communication) to the Administrative Agent by 1:00 p.m. (New York time), if arrangements for doing so have been approved by the Administrative Agent, and if relevant, the respective Swing Line Lenders (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than (i) with respect to Tranche A Loans, $500,000 and in larger integral multiples of $100,000 and (ii) with respect to Tranche B Loans, $1,000,000 and in larger integral multiples of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing made to such Borrower.

(b) Upon receipt of a Notice of Paydown pursuant to clause (a), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(c) Subject to the satisfaction of the conditions set forth in Section 3.2, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

2.7 Mandatory Payments. (a) If at any time the Asset Coverage Ratio for any Borrower shall be less than its Permitted Asset Coverage Ratio, such Borrower shall, within three (3) Business Days, prepay such principal amount of one or more Loans made to such Borrower, as may be necessary so that after such prepayment the Asset Coverage Ratio for such Borrower shall equal or exceed its Permitted Asset Coverage Ratio.

(b) On any date on which:

(i) the Loans outstanding exceed the aggregate Commitment Amounts, the Borrowers that have Loans outstanding at such date shall immediately severally prepay such principal amount of one or more Loans made to such Borrowers (together with accrued interest thereon) based upon each such Borrower’s pro rata share of Loans outstanding as may be necessary to reduce the amount of Loans outstanding to an amount less than or equal to the aggregate Commitment Amounts;

(ii) the sum of the Tranche A Loans and Tranche A Swing Line Advances outstanding exceeds the Aggregate Tranche A Commitment Amount, the Borrowers that have Tranche A Loans or Tranche A Swing Line Advances outstanding at such date shall immediately severally prepay such principal amount of one or more Tranche A Loans or Tranche A Swing Line Advances made to such Borrowers (together with accrued interest thereon) based upon each such Borrower’s pro rata share of Tranche A Loans and Tranche A Swing Line Advances outstanding to the Borrowers as may be necessary to reduce the amount of Tranche A Loans and Tranche A Swing Line Advances to an amount less than or equal to the Aggregate Tranche A Commitment Amount; and

(iii) the sum of the Tranche B Loans and Tranche B Swing Line Advances outstanding exceeds the Aggregate Tranche B Commitment Amount, the Borrowers that have Tranche B Loans or Tranche B Swing Line Advances outstanding at such date shall immediately severally prepay such principal amount of one or more Tranche B Loans or Tranche B Swing Line Advances made to such Borrowers (together with accrued interest thereon) based upon each such Borrower’s pro rata share of Tranche B Loans and Tranche B Swing Line Advances outstanding to the Borrowers as may be necessary to reduce the amount of Tranche B Loans and Tranche B Swing Line Advances to an amount less than or equal to the Aggregate Tranche B Commitment Amount.

(c) On any date on which the Loans outstanding of any Borrower exceed the Maximum Amount for such Borrower, such Borrower shall immediately prepay such principal amount of one or more Loans as may be necessary to eliminate such excess.

(d) Each Swing Line Advance shall mature, and the principal amount thereof shall be due and payable, as provided in Section 2.1(b).

(e) Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date for such Loan. No proceeds of any Loan shall be used to refinance any Loan (other than a Swing Line Advance).

(f) On the Termination Date, each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate. Each Borrower severally promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding to it on such date, together with all accrued and unpaid interest thereon and all other amounts outstanding hereunder owing by it on such date.

(g) On any date on which a Bank’s Commitment is terminated pursuant to Section 8.12, the Borrowers that have Loans outstanding at such date shall immediately severally prepay a portion of the outstanding principal amount of the one or more Loans made to such Borrowers (together with accrued interest thereon) equal to such Bank’s Commitment Percentage immediately prior to such termination, based upon each such Borrower’s pro rata share of such amount.

2.8 Interest Rates. (a) Subject to Section 2.8(b), each Loan (including, without limitation, each Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin. Interest for the period through, but excluding, each Interest Accrual Date shall be payable in arrears on the relevant Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section 2.8 shall be payable from time to time on demand.

(b) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the then applicable interest rate until such amount shall be paid in full (after as well as before judgment).

2.9 Fees. (a) Subject to the allocation requirements of Section 2.13, during the Revolving Credit Period (i) each of the Tranche A Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the account of each Tranche A Bank such Tranche A Bank’s pro rata share of the commitment fee (the “Tranche A Commitment Fee”) at the rate of 0.10% per annum on the daily amount by which the aggregate amount of such Tranche A Bank’s Tranche A Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche A Loans made by such Tranche A Bank and (ii) each of the Tranche B Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the account of each Tranche B Bank such Tranche B Bank’s pro rata share of the commitment fee (the “Tranche B Commitment Fee”; and collectively with the Tranche A Commitment Fee, the “Commitment Fees”) at the rate of 0.10% per annum on the daily amount by which the aggregate amount of such Bank’s Tranche B Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche B Loans made by such Bank, provided that if such Bank continues to have any Revolving Credit Exposure after its Commitment terminates with respect thereto, then such commitment fee shall continue to accrue on the daily amount of such Bank’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Revolving Credit Exposure. For the purpose of calculating the Commitment Fees, Swing Line Advances shall not be considered to be outstanding Loans.

(b) Commitment Fees shall accrue from and include the Effective Date but exclude the Termination Date. Accrued Commitment Fees shall be payable quarterly in arrears for the period ending on each Commitment Fee Accrual Date, payable on the corresponding Commitment Fee Payment Date, commencing on the first Commitment Fee Payment Date to occur after the date hereof.

(c) Subject to the allocation requirements of Section 2.13, each Borrower severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for its own account, quarterly in advance, on the Effective Date and on the 15th day of each July, October and January, its pro rata share of the non-refundable agent’s fee as agreed upon separately, by the Borrowers and the Administrative Agent.

(d) The obligation of each Tranche A Borrower to pay the Tranche A Commitment Fee shall be ratable based on the proportion such Tranche A Borrower’s allocation as set forth in the Allocation Notice then in effect bears to the allocations of all Tranche A Borrowers, in the aggregate, as set forth in the Allocation Notice then in effect. The obligation of each Tranche B Borrower to pay the Tranche B Commitment Fee shall be ratable based on the proportion such Tranche B Borrower’s allocation as set forth in the Allocation Notice then in effect bears to the allocations of all Tranche B Borrowers, in the aggregate, as set forth in the Allocation Notice then in effect.

2.10 General Provisions as to Payments. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 2:00 p.m. (New York time) on the date when due, in Dollars and in Federal or other funds immediately available, to the Administrative Agent at its applicable office or offices described in the Administrative Questionnaire provided by the Administrative Agent to the Borrowers from time to time, and, as stated in Section 2.10(c), will be made without set-off or counterclaim. Except as otherwise provided in Section 8.16, the Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the greater of the Federal Funds Effective Rate or the Overnight Bank Funding Rate.

(c) Each Borrower agrees that payments by such Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

2.11 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

2.12 Withholding Tax Exemption. (a) All payments hereunder and under any of the other Loan Documents shall be made free and clear of and without any deduction for or on account of any tax, levy, deduction, withholding, or other similar charge of whatever nature (a “Tax”), unless otherwise required by law. If any applicable law (as determined in the good faith discretion of a Borrower or the Administrative Agent (each a “Withholding Agent”), as applicable, and including, for purposes of this Section 2.12, FATCA) requires the deduction or withholding of any Tax from any payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Except as otherwise provided in Section 2.12(c), if any Taxes are imposed and required by law to be paid or withheld from any amount payable to any Bank, but excluding (i) any Tax or branch profits Tax imposed on or measured by the net income (however denominated) of a Bank or its lending office by the jurisdiction in which such Bank is incorporated or has its principal office or such lending office, (ii) any Tax imposed as a result of a present or former connection between such Bank or applicable lending office and the jurisdiction imposing such Tax, other than a connection arising solely under the Loan Documents, (iii) any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Bank becomes a party hereto (other than pursuant to an assignment requested by the Borrowers under Section 2.15) or (y) such Bank changes its lending office, except in each case to the extent that such amounts were payable either to such Bank’s assignor immediately before such Bank became a party hereto or such Bank immediately before it changed its lending office, (iv) any Tax attributable to a Bank’s or Participant’s failure to comply with Section 2.12(b), and (v) any U.S. federal withholding Tax imposed under FATCA (each such non-excluded Tax for the purposes of this Section 2.12, a “Section 2.12(a) Tax”) imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, then the borrowing Borrower upon the request of such Bank shall increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Section 2.12(a) Taxes) equal to the amount due hereunder and, as promptly as possible thereafter, send such Bank evidence showing payment thereof.

(b) (i) Each Bank that is incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Administrative Agent one executed copy of United States Internal Revenue Service Form W-9 certifying that such Bank is exempt from United States federal backup withholding tax.

(ii) Each Bank or Participant (as the case may be) that is not incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Administrative Agent two executed originals of whichever of the following is applicable, (i) in the case of such Bank claiming the benefits of an income tax treaty to which the United States is a party and exemption from withholding with respect to payments of interest and other payments under the Loan Documents, United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (ii) in the case of such Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (iii) to the extent such Bank is not the beneficial owner, United States Internal Revenue Service Form W-8IMY, accompanied by additional forms or certifications from each beneficial owner, as required by applicable law, or (iv) United States Internal Revenue Service Form W-8ECI, certifying in each case that such Bank is entitled to receive all payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

(iii) Each Bank which so delivers documentation pursuant to Section 2.12(b)(i) and (ii) further undertakes to deliver to the Borrowers and the Administrative Agent two additional executed originals of any such form (or a successor form) or other documentation on or before the date that such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent documentation so delivered by it, or as otherwise required by applicable law and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. In addition, any Bank, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Further, if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA, such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the immediately preceding sentence, “FATCA” shall include amendments made to FATCA after the date of this Agreement.

(c) Notwithstanding anything to the contrary contained in Section 2.12(a), the Borrowers will not be required to make any additional payment to or for the account of any Bank under Section 2.12(a) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrowers under 2.12(b) or (ii) such Bank’s failure or inability to comply with Section 2.12(b).

(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Bank that are payable or paid by the Administrative Agent in connection with any Loan Document and (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 8.6(b) relating to the maintenance of a Participant Register, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this clause (d).

(e) If any Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received additional amounts pursuant to this Section 2.12, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Borrower, upon the request of such Bank, shall repay to such Bank the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will any Bank be required to pay any amount to any Borrower pursuant to this clause (e) the payment of which would place the Bank in a less favorable net after-Tax position than such Bank would have been in if the Tax subject to payment of additional amounts pursuant to this Section 2.12 and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(f) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, each Borrower and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.13 Source of Repayment. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Borrower are separate and distinct from the assets and liabilities of each other Borrower, and to the extent a Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation and each other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, and that no Borrower, and to the extent a Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, no such Delaware LLC, such Trust or such Maryland corporation and no other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Borrowers shall (i) as provided in Section 3.1(d), (ii) to the extent feasible, at least five Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Administrative Agent or at any time at the option of the Borrowers, cause to be provided to the Administrative Agent an Allocation Notice; provided, however, should the Borrowers fail to deliver to the Administrative Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Administrative Agent, the Borrowers shall be severally liable therefor to the Administrative Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Administrative Agent.

(b) With respect to each Trust that is a “Massachusetts Business Trust”, the parties hereto acknowledge that the Trust Agreement for such Trust is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts and the Clerk of the City of Boston. With respect to each Trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Trust as individuals; that the obligations of any Borrower of such Trust under this Agreement and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Borrower; and that no Borrower or series of a Trust will be held liable for the obligations or liabilities of any other Borrower or series of that Trust. In addition, with respect to each of BlackRock Funds, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V, the names ‘BlackRock Funds’, ‘BlackRock Funds II’, ‘BlackRock Funds IV’, ‘BlackRock Funds V’, ‘Trustees of BlackRock Funds’, ‘Trustees of BlackRock Funds II’, ‘Trustees of BlackRock Funds IV’ and ‘Trustees of BlackRock Funds V’, as applicable, refer respectively to the applicable Trust created and the applicable Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 (with respect to BlackRock Funds), April 26, 2007 (with respect to BlackRock Funds II) and April 19, 2019 (with respect to each of BlackRock Funds IV and BlackRock Funds V) (each, a “DOT”) each of which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of such Trust. The obligations of BlackRock Funds, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V, as applicable, entered into in the name or on behalf thereof by any of the applicable Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the applicable Trustees, Shareholders, officers, representatives or agents of the applicable Trust personally, but bind only the applicable Trust Property (as defined in the applicable DOT), and all persons dealing with any class of shares of the applicable Trust must look solely to the applicable Trust Property belonging to such class for the enforcement of any claims against the applicable Trust.

(c) With respect to each Trust that is not a “Massachusetts Business Trust”, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Trust as individuals; that the obligations of any Borrower of such Trust under this Agreement and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Borrower; and that no Borrower or series of a Trust will be held liable for the obligations or liabilities of any other Borrower or series of that Trust

2.14 Capital Adequacy; Increased Costs. (a) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case occurring after the date hereof, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or any Person controlling such Bank and (taking into consideration such Bank’s or such Person’s policies with respect to capital adequacy or liquidity and such Bank’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Commitment, loans or obligations under this Agreement, then, within 10 days after demand of such Bank to the Borrowers through the Administrative Agent (which demand shall be in writing and shall set forth in reasonable detail the calculation of such amounts), each Borrower severally (and neither jointly nor jointly and severally) shall pay to such Bank, from time to time as specified by the Bank, its pro rata share of additional amounts sufficient to compensate the Bank for such increase.

(b) Increased Costs Generally. If, after the date of this Agreement, any of the following occur (a “Change in Law”): (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; which shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank, or impose on any Bank any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Bank; and the result of any of the foregoing shall be to increase the cost to such Bank of making, converting to, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (whether of principal, interest or any other amount), then, upon request of such Bank, the applicable Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(c) Dodd-Frank and Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in Capital Adequacy Regulation and a Change in Law, regardless of the date enacted, adopted or issued, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Capital Adequacy Regulation and a Change in Law regardless of the date enacted, adopted, issued or implemented.

(d) Failure or delay on the part of any Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Bank, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.15 Substitution of Banks. (a) Upon the receipt by the Borrowers from any Bank of a claim for compensation under Section 2.12 or 2.14, or upon any Bank becoming a Defaulting Bank (each such Bank so claiming compensation or becoming a Defaulting Bank, an “Affected Bank”), the Borrowers may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank satisfactory to the Borrowers to acquire and assume all or ratable part of all of such Affected Bank’s Loans and Commitment (a “Replacement Bank”); (ii) request one more of the other Banks to acquire and assume all or any part of such Affected Bank’s Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and effected in accordance with the assignment provisions of Section 8.6 (provided that, for the avoidance of doubt, the Affected Bank will receive all amounts owed to it pursuant to this Agreement).

(b) Replacement of Swing Line Lenders. Any Swing Line Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Banks of any such replacement of a Swing Line Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.8(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Advances made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Advances made by it prior to its replacement, but shall not be required to make additional Swing Line Advances.

(c) Subject to the appointment and acceptance of a successor Swing Line Lender, any Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Banks, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.15(b) above.

2.16 Survival. The agreements and obligations of the Borrowers under Sections 2.12 and 2.14 shall survive the payment of all other Obligations for a period of ninety days.

2.17 Increase of Commitments. Provided there exists no Default or Event of Default, the Borrowers may request an increase in the amount of the aggregate Tranche A Commitment Amounts and/or the aggregate Tranche B Commitment Amounts by offering to the Banks or to other prospective Banks that can make the representation and warranty contained in Section 8.12 acceptable to the Administrative Agent (“Prospective Banks”) the opportunity to increase their Commitments or to extend Commitments hereunder; provided, however, the Borrowers shall not request an increase that would cause the aggregate Commitment Amounts after giving effect to such increase to exceed $3,000,000,000. Any such request shall be sent to the Banks, the Prospective Banks and the Administrative Agent and shall (A) refer to this Agreement, (B) specify (i) the aggregate amount of the increase that is sought in the Tranche A Commitment Amount and/or the Tranche B Commitment Amount and (ii) the name of each Bank and Prospective Bank to which the opportunity to increase or extend a Tranche A Commitment and/or a Tranche B Commitment is to be offered and the amount of such offer, and (C) request that Banks wishing to increase their Tranche A Commitment Amount and/or their Tranche B Commitment Amount and Prospective Banks wishing to extend new Tranche A Commitments and/or Tranche B Commitments notify the Administrative Agent within 14 days of the date of the Borrowers’ request. For the avoidance of doubt, no Bank shall be required to increase its Commitment. The increase in the Commitment of each Bank that agrees to increase such Commitment under this Section 2.17 shall be effective three (3) Business Days (or such other date as is acceptable to the Borrower and the Administrative Agent) after the fourteenth day following the date of the Borrower’s request without any further action by the Banks or any amendment to the agreement. Upon the effectiveness of any increase in a Bank’s Commitment, (i) Schedule 1 shall be deemed to have been amended to reflect the increase in such Bank’s Tranche A Commitment Amount and/or Tranche B Commitment Amount, (ii) if any Tranche A Loans are outstanding under this Agreement, such Tranche A Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Bank’s increase in Tranche A Commitment Percentage of such Tranche A Loans, for further distribution to the other Tranche A Banks according to their Tranche A Commitment Percentages and (iii) if any Tranche B Loans are outstanding under this Agreement, such Tranche B Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Bank’s increase in Tranche B Commitment Percentage of such Tranche B Loans, for further distribution to the other Tranche B Banks according to their Tranche B Commitment Percentages. Each Prospective Bank that accepts the Borrower’s offer to extend a Tranche A Commitment Amount and/or Tranche B Commitment Amount shall become a party to this Agreement on such date or dates as may be mutually satisfactory to such Prospective Bank, the Borrowers and the Administrative Agent, subject to the Administrative Agent’s receipt of a duly completed and executed Accession Agreement substantially in the form of Exhibit H hereto. Upon the effectiveness of any Accession Agreement to which any Prospective Bank is a party, (i) such Prospective Bank shall be entitled to all rights, benefits and privileges accorded an Applicable Bank hereunder; (ii) Schedule 1 shall be deemed to have been amended to reflect the Tranche A Commitment amount and/or Tranche B Commitment Amount of the additional Bank as provided in the Accession Agreement; (iii) if any Tranche A Loans are outstanding under this Agreement, the Prospective Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Prospective Bank’s Tranche A Commitment Percentage of such Tranche A Loans, for further distribution to the Tranche A Banks according to their Tranche A Commitment Percentages; and (iv) if any Tranche B Loans are outstanding under this Agreement, the Prospective Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Prospective Bank’s Tranche B Commitment Percentage of such Tranche B Loans, for further distribution to the Tranche B Banks according to their Tranche B Commitment Percentages. Notwithstanding the foregoing, no increase in a Bank’s Commitment and no accession of a Prospective Bank shall become effective until such time as the Administrative Agent shall have received (1) evidence in form and substance satisfactory to the Administrative Agent that each Borrower has taken all necessary corporate, trust or limited liability company action to approve such increase in the aggregate Commitment Amounts, (2) a written opinion of the Borrower’s legal counsel, addressed to the Administrative Agent and the Banks and in form and substance satisfactory to the Administrative Agent (3) a certificate from the Borrowers certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement are true and correct on and as of the date of such effectiveness, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists. The Administrative Agent shall give prompt notice to each Bank of (A) any increase in any Bank’s Tranche A Commitment Amount and/or Tranche B Commitment Amount and (B) the Commitment of any additional Bank, in each case under this Section 2.17.

ARTICLE III

CONDITIONS

3.1 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by each Bank of an opinion of counsel to the Borrowers, in form reasonably satisfactory to the Administrative Agent in all respects;

(c) receipt by the Administrative Agent of a manually signed certificate from the Secretary or Assistant Secretary of each Borrower, in form and substance satisfactory to the Administrative Agent and dated the Effective Date, as to (i) the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower, (ii) certifying and attaching (or identifying where such documents may be found) copies of (A) such Borrower’s Organization Documents as then in effect, (B) duly authorized resolutions of such Borrower’s board of directors or trustees authorizing the transactions contemplated hereby, (C) such Borrower’s Prospectus and SAI and (D) all amendments to the Borrower’s investment objectives, policies and restrictions since the date of the Prospectus;

(d) receipt by the Administrative Agent of an Allocation Notice;

(e) [reserved];

(f) receipt by the Administrative Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by Governmental Authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(g) receipt by the Administrative Agent of such other documents and information requested by the Administrative Agent or any Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations, including without limitation the USA PATRIOT Act;

(h) receipt by the Administrative Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Administrative Agent) then payable hereunder and under the other Loan Documents;

(i) receipt by the Administrative Agent of all information reasonably requested by any Bank related to compliance by the Borrowers with applicable rules and regulations, including without limitation, Rule 18f-4 under the 1940 Act;

(j) no Default or Event of Default shall have occurred and be continuing on the Effective Date; and

(k) each of the representations and warranties of the borrowing Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (unless any such representation and warranty shall relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

For the avoidance of doubt, the Administrative Agent agrees to accept Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page for each of the items required to be delivered pursuant to this Section 3.1. The Administrative Agent shall promptly notify the Borrowers and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

3.2 All Borrowings. The obligation of any Bank to make a Loan to a Borrower on the occasion of any Borrowing is subject to the satisfaction of the following conditions by such Borrower:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, which is completed in a manner satisfactory to the Administrative Agent in all respects;

(b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans to the borrowing Borrower will not exceed its Maximum Amount;

(c) immediately after such Borrowing, (i) the aggregate principal amount of the Loans to all Borrowers will not exceed the aggregate Commitment Amounts, (ii) if such Borrower is a Tranche A Borrower, the aggregate principal amount of the Tranche A Loans and Tranche A Swing Line Advances will not exceed the Aggregate Tranche A Commitment Amount and (iii) if such Borrower is a Tranche B Borrower, the aggregate principal amount of the Tranche B Loans and Tranche B Swing Line Advances will not exceed the Aggregate Tranche B Commitment Amount;

(d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing with respect to the borrowing Borrower;

(e) each of the representations and warranties of the borrowing Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (unless any such representation and warranty shall relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(f) receipt by the Administrative Agent with respect to the borrowing Borrower (other than a Borrower listed on Schedule 4.9 (as supplemented from time to time)) of a duly executed Federal Reserve Board Form FR U-1 for each Bank reflecting such Bank’s Commitment as required pursuant to Federal Reserve Board Regulation U (12 C.F.R. § 221.1 et seq.), which the Administrative Agent will promptly deliver to each Bank, in form and substance satisfactory to the Administrative Agent and its counsel, together with all information requested by the Administrative Agent in connection therewith, including updates of information, if any, required by such Regulation U, (which may include if requested a statement and current list of the assets of the borrowing Borrower in conformity with the requirements of Regulation U), provided the Administrative Agent will request of said borrowing Borrower such documentation with respect to Form FR U-1 as any Bank may reasonably request and will deliver the same to said requesting Bank upon receipt; and

(g) receipt by the Administrative Agent of payment instructions from the Borrower, as required under Section 2.3(b).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the borrowing Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Banks and the Administrative Agent to enter into this Agreement and to make Loans hereunder, each Borrower and, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, severally represents and warrants to the Administrative Agent and each Bank with respect to itself as set forth in this Article IV. The representations and warranties contained in this Article IV with respect to an individual Borrower shall be deemed to be repeated by such Borrower each time that a Loan is made to such Borrower as provided in Article III.

4.1 Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is an open-end or closed-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization or formation. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is duly qualified to do business and in good standing in each other jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Borrower. To the extent such Borrower is a series of shares of beneficial interest in the Delaware LLC, Trust or Maryland corporation of which it comprises a series (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Delaware LLC, such Trust or such Maryland corporation) it legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

4.2 Authorization. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such series, is duly authorized to execute and deliver this Agreement and, with respect to such Delaware LLC, such Trust or such Maryland corporation, so long as this Agreement shall remain in effect with respect to it, each of its Borrowers will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations under this Agreement. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement and the Borrowings of each Borrower do not and will not require any consent or approval of or registration with any Governmental Authority.

4.3 No Conflicts. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with the Organization Documents of such Borrower, or the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, (iii) conflict with any material agreement binding upon it, (iv) conflict with such Borrower’s most recent Prospectus or its most recent SAI (if applicable), (v) conflict with any court or administrative order or decree applicable to such Borrower or (vi) require or result in the creation or imposition of any Lien on any of such Borrower’s assets.

4.4 Validity and Binding Effect. This Agreement is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, voidable transfers, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.5 No Default. Such Borrower is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than such defaults that could not reasonably be expected to have a Material Adverse Effect on such Borrower. To the best of its knowledge, no Event of Default or Default with respect to it has occurred and is continuing.

4.6 Financial Statements. The most recent audited statement of assets and liabilities and, if applicable, the most recent semi-annual asset statement of such Borrower, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Effect on such Borrower.

4.7 Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that, in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect are pending or, to the best of its knowledge, threatened in writing against such Borrower. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 4.6 such Borrower has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

4.8 Liens. None of such Borrower’s property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, and (ii) Liens permitted under Section 5.12.

4.9 Purpose. The proceeds of the Loans will be used by such Borrower to fund shareholder redemptions or the purchase of such Borrower’s shares pursuant to a tender offer (or share repurchase) for such Borrower’s shares by such Borrower and for other lawful purposes permitted under the Act, other than leverage, and by its most recent Prospectus and most recent SAI (if applicable). The proceeds of the Loans will not be used for leverage. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. With respect to any Borrower listed on the attached Schedule 4.9 (as amended or supplemented from time to time by delivery of a notice to the Administrative Agent which shall be provided to the Banks), less than 25% of the assets of such Borrower consists of “margin stock” as defined under Regulation U.

4.10 Compliance and Government Approvals. Such Borrower, or to the extent the Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Effect on such Borrower. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by such Borrower of this Agreement, or to the extent such Borrower is a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation of this Agreement on its behalf.

4.11 Subsidiaries; Investments. If not a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, has no Subsidiaries and no equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business. If a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, (i) has no Subsidiaries and no equity investments or any interest in any other Person other than (a) portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business and (b) its Designated Subsidiaries and (ii) holds all of the issued and outstanding shares of stock of its Designated Subsidiaries free of any Lien except as may be permitted by Section 5.12.

4.12 Investment Policies. Such Borrower’s assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent Prospectus and its most recent SAI (if applicable). Such Borrower is in compliance in all material respects with all investment policies and restrictions set forth in its most recent Prospectus and most recent SAI (if applicable).

4.13 Status of Loans. Such Borrower’s obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Debt and will rank at least pari passu in priority of payment with all of such Borrower’s other present and future unsecured and unsubordinated Debt.

4.14 ERISA. (a) Such Borrower is not a member of an ERISA Group that has any liability (contingent or otherwise) with respect to any “employee pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan.

(b) No Loan made to such Borrower will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

4.15 Taxes. Such Borrower qualifies as a “regulated investment company” within the meaning of the Code or is treated as a partnership for federal income tax purposes. Such Borrower has filed or caused to be filed and has prepared in compliance with all applicable laws all tax returns and reports required by law to have been filed by it (and all such tax returns, to the best of the Borrower’s knowledge at the time of submission, are true, correct and complete in all respects) and has paid all taxes, assessments, fees and governmental charges thereby shown to be owing, and all other taxes, assessments, fees and charges imposed on it or any of its property by any Governmental Authority, whether or not shown on a tax return and including in its capacity as withholding agent, except any such taxes, assessments, fees or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower. To the knowledge of such Borrower, there has not been asserted or proposed to be asserted any tax deficiency against such Borrower or any of its Subsidiaries (except such deficiencies that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) that is unpaid or unresolved and not reserved against on the financial books of such Borrower.

4.16 Asset Coverage. The Loans to be made to such Borrower are a Senior Security Representing Indebtedness. Immediately after the making of each Loan hereunder to such Borrower, the Asset Coverage Ratio of such Borrower shall be at least equal to its Permitted Asset Coverage Ratio.

4.17 Full Disclosure. All written information heretofore furnished by such Borrower to the Administrative Agent and the Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by such Borrower to the Administrative Agent and the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified.

4.18 Anti-Corruption Laws and Sanctions. The Adviser for such Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries, their respective officers and, to the knowledge of such Borrower, their respective directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of such Borrower, any Subsidiary, their respective officers, the Adviser, or, to the knowledge of such Borrower, any of the respective directors or employees of the Borrower or its Subsidiaries, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will be used by such Borrower directly, or, with the knowledge of such Borrower, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

4.19 Affected Financial Institutions. No Borrower is an Affected Financial Institution.

4.20 Outbound Investment Rules. Neither such Borrower nor, to the extent such Borrower is a sub-fund of a Fund, such Fund, nor any of their respective Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither such Borrower nor, to the extent such Borrower is a sub-fund of a Fund, such Fund, nor any of their respective Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, in violation of the Outbound Investment Rules or (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, in violation of the Outbound Investment Rules if such Fund or Borrower were a U.S. Person.

ARTICLE V

COVENANTS

From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, shall perform the obligations made applicable to it in this Article V.

5.1 Information. Such Borrower will deliver to the Administrative Agent (and, in the case of clauses (a), (b), (c) and (e) below, to each Bank):

(a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 75 days after the end of the first semi-annual period of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP and consistency by the treasurer or vice president of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, if such Borrower has Loans outstanding to it;

(d) promptly after such Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the effectiveness thereof with the Securities and Exchange Commission or the mailing thereof to its shareholders, copies of all reports to shareholders, amendments and supplements to the Prospectus, proxy statements and other materials of a financial or otherwise material nature by such Borrower;

(f) promptly upon any officer of such Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.7 against such Borrower, notice and a description thereof and copies of any filed complaint relating thereto;

(g) promptly upon the effectiveness thereof, copies of all amendments to such Borrower’s investment objectives, policies and restrictions;

(h) if such Borrower has Borrowings outstanding, such Borrower shall provide to the Administrative Agent for each Bank (i) the net asset value sheet of such Borrower as at the end of such calendar week, in the form and detail similar to those customarily prepared by such Borrower’s management for internal use and reasonably satisfactory to the Administrative Agent, certified by an Authorized Signatory, as being fairly stated in all material respects; and (ii) a certificate of an Authorized Signatory showing in reasonable detail the calculations supporting such Borrower’s compliance with Section 5.6, within two Business Days after the end of each calendar week so long as any Borrowings to such Borrower remain outstanding;

(i) promptly following request, such documents and information requested by the Administrative Agent or any Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations;

(j) except to the extent previously notified by such Borrower, promptly upon effectiveness thereof, the change of such Borrower’s name, together with updated tax forms and other “know your customer” information requested by the Administrative Agent or any Bank;

(k) promptly upon the effectiveness thereof, notice of such Borrowers’ liquidation, winding up or merger (if such Borrower is not the survivor of such merger);

(l) promptly (but in any event within two Business Days) with any request of a TALF Loan, a TALF Loan Notice;

(m) within five Business Days of an amendment or change to the TALF Loan Pledged Assets that results in an increase thereof, or an increase to the TALF Minimum Required Segregated Assets, in each case with respect to a TALF Loan, a revised TALF Loan Notice stating such increase thereto; within five Business Days of the receipt by the applicable Borrower of a written notice of enforcement event (including, without limitation, a notice of default) from the obligee of a TALF Loan (including, without limitation, due to a breach of any representation or warranty contained in any certificate delivered in connection with such TALF Loan), a copy of such written notice of enforcement event; and within five Business Days of repayment of a TALF Loan in its entirety before its maturity date by means of surrender of the applicable TALF Loan Pledged Assets, notice thereof; and

(n) from time to time such additional information regarding the financial position or business of such Borrower as the Administrative Agent, at the request of the Required Banks, may reasonably request.

Information required to be delivered pursuant to clause (a), (b),(e) or (g) above shall, if included in regularly scheduled filings made with the U.S. Securities and Exchange Commission via EDGAR, be deemed to have been delivered on the earliest date on which the Borrower has either (i) posted such information on the Internet at www.blackrock.com (or any successor or replacement website thereof) or at another website identified in notice to the Administrative Agent (copies of which notice the Administrative Agent agrees to promptly send to the Banks) or (ii) filed such information with the U.S. Securities and Exchange Commission via EDGAR. Each other notice pursuant to this Section 5.1 (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.1 of the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025” and (iii) shall be accompanied by a statement of an Authorized Signatory setting forth details of the occurrence referred to therein and if appropriate stating what action such Borrower proposes to take with respect thereto. The Administrative Agent shall give prompt notice to the Banks of receipt of any such notice that complies with clauses (i) and (ii) of the immediately preceding sentence and shall deliver to the Banks copies of such notice and all other documents delivered to it in connection therewith.

5.2 Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) maintain and preserve its existence as a registered investment company and, in the case of a Delaware LLC, Trust or Maryland corporation which has series funds or portfolios, the respective existence of each of its Borrowers as a “series,” within the meaning of the Act, and (ii) maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

5.3 Nature of Business. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) continue in, and limit its operations to, the business of an open-end or closed-end management investment company, within the meaning of the Act, and (ii) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end or closed-end investment company, unless in the case of clause (i) or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

5.4 Books, Records and Access. Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, such Borrower or such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make extracts of such books and records.

5.5 Insurance. Such Borrower shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Signatory setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section.

5.6 Asset Coverage Ratio. Such Borrower shall at all times maintain an Asset Coverage Ratio at least equal to its Permitted Asset Coverage Ratio or such other more restrictive ratio as may be set forth in the most recent Prospectus or most recent SAI (if applicable) of such Borrower or as required by the Act.

5.7 Changes to Organization Documents, etc. Such Borrower shall not make or permit to be made any material changes to its Organization Documents which could have a Material Adverse Effect on such Borrower without the prior written consent of the Required Banks; provided, that nothing herein shall limit the ability of a Borrower to convert to a “master/feeder” structure or from a master/feeder structure.

5.8 Service Providers. Such Borrower shall not change its accountant, except to a “Big 4” accounting firm, or any other independent certified public accountants of recognized standing, unless the Required Banks provide their prior written consent to such change, which consent shall not be withheld by the Required Banks unless, based upon their reasonable judgment, the Required Banks in good faith conclude that such change will result in a change in the creditworthiness of such Borrower.

5.9 Payment of Obligations. Such Borrower severally promises to duly and punctually pay or cause to be paid the principal and interest on the Loans made to it hereunder and all other amounts payable by it provided for in this Agreement and the other Loan Documents. Such Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same are maintained in accordance with GAAP.

5.10 Compliance with Laws. Such Borrower will comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including, without limitation, ERISA and the Act and the rules and regulations thereunder) and the exchange on which its shares are traded, if any, except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) exemptive relief has been obtained therefrom and remains in effect or (c) the violation thereof could not reasonably be expected to have a Material Adverse Effect on such Borrower. Such Borrower will file or cause to be filed all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges on said returns (such returns, to the best of the Borrower’s knowledge at the time of submission, being true, correct and complete in all respects) or on any assessments made against it or any of its property and all other taxes, assessments, levies, fees or other charges imposed on it or any of its property by any Governmental Authority (whether or not shown on a tax return and including in its capacity as withholding agent)as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower). Such Borrower will cause its Adviser to maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.11 Debt. Such Borrower will not create, incur, assume or suffer to exist or be or remain liable for any Debt of such Borrower or its Subsidiaries other than:

(a) Debt arising under this Agreement and the other Loan Documents,

(b) overdrafts extended by such Borrower’s Custodian in the ordinary course of business,

(c) Debt arising in connection with portfolio investments and investment techniques permissible under the Act, consistent with such Borrower’s investment objectives and policies as stated in the Prospectus and SAI (if applicable) and, with respect to Debt of a Designated Subsidiary, in accordance with such Designated Subsidiary’s organizational documents, provided that in no event shall such Borrower (i) borrow money or create leverage (not including reverse repurchase agreements) under any arrangement other than from the Banks pursuant to this Agreement or on an overnight basis from such Borrower’s Custodian to the extent provided in clause (b) hereof or (ii) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Act) other than the Loans, for the TALF Borrowers only, TALF Loans permitted under this Agreement, and such other instruments as may be permitted under the Act and the rules and regulations promulgated thereunder. Such Borrower will not issue or have outstanding any preferred stock, except that if such Borrower is a closed-end investment company it may issue preferred stock to the extent permitted by the Act and the rules and regulations promulgated thereunder,

(d) with respect to TALF Borrowers only, Debt arising in connection with the TALF Loans, and

(e) with respect to the Designated Subsidiaries of BlackRock Strategic Income Opportunities Portfolio (“SIO”), a series of BlackRock Funds V, identified as Special Purpose Vehicles (each an “SPV Designated Subsidiary) on Schedule 4.11 attached hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 8.5) only, Debt arising in connection with credit facilities between each such SPV Designated Subsidiary and one or more lenders in an aggregate principal amount of $370,000,000 at any time outstanding for all such credit facilities collectively; provided that SIO does not Guarantee, enter into any capital contribution agreements with respect to such Debt (except that, for the avoidance of doubt, the funding of one or more capital contributions to be made by SIO to an SPV Designated Subsidiary as a condition to the funding by such lenders of such Debt shall not be deemed to be a capital contribution agreement), or otherwise provide any credit support for, such Debt, and such lenders shall only look to the assets of such SPV Designated Subsidiary to satisfy such Debt.

5.12 Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, or on the income or profits therefrom, except (a) Liens in respect of Debt permitted under Section 5.11(b) and (c), (b) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (c) statutory Liens arising by operation of law such as mechanic’s, materialmen’s, carriers’ and warehousemen’s liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (d) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest, (e) Liens in favor of such Borrower’s Custodian granted pursuant to the custody agreement with the Custodian to secure obligations arising under such custody agreement, (f) [reserved], (g) Liens created in connection with such Borrower’s portfolio investments, repurchase agreements, securities lending and investment techniques (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Prospectus or SAI and the investment policies and restrictions set forth therein and (h) for each TALF Borrower only, Liens granted in connection with the TALF Loans; provided, however, that the TALF Loans shall be secured solely by the

TALF Loan Pledged Assets of such TALF Borrower and shall not be secured by any other assets of such TALF Borrower. For the avoidance of doubt, each SPV Designated Subsidiary of SIO only may grant Liens on its assets in connection with the Debt permitted to be incurred by such SPV Designated Subsidiary under Section 5.11(e); provided however that no Liens against any or all of the assets of SIO may support such Debt.

5.13 Consolidations, Mergers and Sales of Assets. Such Borrower will not consolidate or merge with or into any other Person (other than another Borrower), reorganize its assets into one or more series of a series corporation or entity or effect a Division (or adopt a plan of division in furtherance thereof), nor will such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (other than another Borrower) except that such Borrower may sell its assets in the ordinary course of business as described in its Prospectus or SAI (if applicable).

5.14 Use of Proceeds. The proceeds of the Loans made under this Agreement to such Borrower will be used by such Borrower solely for the funding of shareholder redemptions or tender offers (or share repurchases), as applicable, and other lawful purposes permitted under the Act, other than for leverage, and by its most recent Prospectus and most recent SAI (if applicable). Such Borrower will not request any Borrowing, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

5.15 Compliance with Prospectus. Such Borrower will at all times comply in all material respects with the investment objectives, limitations and policies set forth (or incorporated by reference) in its Prospectus or SAI (if applicable). Nothing in this Section 5.15, except as specifically provided in the next succeeding sentence, shall be deemed to limit the ability of such Borrower to amend its non-fundamental investment objectives, policies or restrictions, provided that such Borrower shall comply with the requirements of Section 5.1(g). Such Borrower will not permit its fundamental investment objective or any fundamental policy or restriction or its diversified or non-diversified status to be changed from those in effect on the date hereof and reflected in its Prospectus or SAI (if applicable) delivered to the Banks pursuant to the terms hereof or to the terms of the Existing Credit Agreement, if any such change would require the approval of such Borrower’s shareholders (other than a conversion to a “master/feeder” structure or from a master/feeder structure), without the prior written consent of the Required Banks. Such Borrower will maintain its status as an open-end or closed-end management investment company. Changes in such Borrower’s organizational structure to a “master/feeder” structure or from a “master/feeder structure” shall not be made prior to such Borrower giving notice of such change to the Banks.

5.16 Tax Status. Such Borrower will maintain either (i) its status as a “regulated investment company” under the Code at all times and will make sufficient distributions to qualify as a “regulated investment company” pursuant to subchapter M of the Code or (ii) its status as a partnership for federal income tax purposes, as applicable.

5.17 No Subsidiary. Such Borrower will not at any time have any Subsidiaries other than, with respect to each Designated Parent Borrower only, its Designated Subsidiaries.

5.18 ERISA. Such Borrower will not become a member of any ERISA Group that has any liability (contingent or otherwise) with respect to any “employee pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, nor incur any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan, including without limitation for benefits thereunder.

5.19 Distributions. Such Borrower will not make any Distribution, if a Default or Event of Default has occurred and is continuing or will exist after giving effect thereto; provided that, notwithstanding the foregoing, such Borrower shall be permitted to (a) declare and pay Distributions on or in respect of its common stock or shares each month in an amount equal to the undistributed net investment income for such month, (b) distribute each year all of its net investment income (including net realized capital gains) so that it will not be subject to tax (including corporate and/or excise taxes) under the Code (provided that, if such Borrower’s net investment income (including net realized capital gains) calculated on a tax basis exceeds its net investment income calculated in accordance with GAAP, such Borrower may also distribute such excess to its shareholders) and (c) satisfy shareholder redemptions, tender offers or share repurchases, unless, in any case, (i) a Default or Event of Default under Sections 6.1(d) or 6.1(e) has occurred and is continuing with respect to such Borrower or (ii) such Borrower has failed to pay when due any principal of or any interest on any Loan made to such Borrower, after giving effect to any grace period, and such failure has not been cured. Nothing in the preceding sentence shall be deemed or construed to limit the Banks’ ability to exercise their remedies hereunder with respect to such Borrower upon the occurrence and during the continuance of an Event of Default hereunder.

5.20 Custodian. Such Borrower will at all times maintain or cause to be maintained as its Custodian either (a) its Custodian on the date hereof as listed on Schedule 5.20 attached hereto (as supplemented from time to time) or (b) with prior written notice to the Administrative Agent, any Bank or other entity which is a bank or trust company organized under the laws of the United States or any state thereof and having both (i) assets of at least $10 billion and (ii) a long-term debt rating of not less than A from S&P or A2 from Moody’s.

5.21 Acquisitions. Such Borrower will not purchase or otherwise acquire all or substantially all of the assets of any other Person (other than another Borrower and, if such other Borrower is a “master trust”, the feeder fund of such master trust); provided that this Section 5.21 shall not limit the ability of such Borrower to acquire all or substantially all of the assets of an open-end investment company, or series or portfolio thereof, the assets of which are of the type in which such Borrower may invest.

5.22 Designated Subsidiary Activities. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to engage in any business or activity other than those permitted under such Designated Parent Borrower’s Prospectus.

5.23 Designated Parent Borrower Sale of Assets, Etc. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to (a) merge into or consolidate with any Person other than such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower or (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for assets sold or disposed of in the ordinary course of business and except for any such transfers to such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower.

5.24 TALF Loans. Anything herein to the contrary notwithstanding, each TALF Borrower covenants that (i) it will only borrow a TALF Loan if it is eligible to do so under the terms of the applicable TALF Loan documentation and (ii) with respect to each TALF Loan borrowed by it, the sole recourse of the lender in respect of such TALF Loan will be limited to the TALF Loan Pledged Assets pledged with respect thereto and that such lender will have no right to look to any other assets of such TALF Borrower for the satisfaction of such TALF Loan or the obligations of such TALF Borrower in connection therewith.

5.25 Outbound Investment Rules. Neither such Borrower, nor to the extent such Borrower is a series or sub-fund of a Fund, such Fund will, nor will such Borrower or such Fund permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, in violation of the Outbound Investment Rules or (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, in violation of the Outbound Investment Rules if such Fund or Borrower were a U.S. Person.

ARTICLE VI

EVENTS OF DEFAULTS

6.1 Events of Default. Each of the following shall constitute an Event of Default with respect to a Borrower under this Agreement (it being understood that an Event of Default with respect to a Borrower shall not constitute an Event of Default with respect to any other Borrower):

(a) Default in payment by such Borrower (i) when and as required to be paid of any amount of principal of any Loan or (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Loan Document.

(b) Default by such Borrower in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Debt (other than the Loans) of, or guaranteed by, such Borrower in excess of 5% of such Borrower’s then-current Net Asset Value.

(c) Any event or condition shall occur that results in the acceleration of the maturity of any Debt (other than the Loans) of, or guaranteed by, such Borrower or enables the holder or holders of such other Debt or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Debt in excess of 5% of such Borrower’s then-current total Net Asset Value.

(d) Such Borrower (i) ceases or fails to be solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

(e) (i) Any involuntary Insolvency Proceeding is commenced or filed against such Borrower, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) such Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non U.S. law) is ordered in any Insolvency Proceeding; or (iii) such Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

(f) Such Borrower shall default in the performance of its agreements under (i) Section 5.1(d), 5.2(i), 5.3(i), 5.8, 5.11, 5.13, 5.14 or 5.25 or (ii) Section 5.6 and, in the case of Section 5.6, such default is not cured within three (3) Business Days.

(g) Such Borrower shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other clauses of this Section 6.1), and such default shall continue for 30 days after notice thereof to such Borrower from the Administrative Agent.

(h) Any representation or warranty made by such Borrower herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

(i) There shall be entered against such Borrower one or more judgments or decrees which, when taken together, will exceed the lesser of 5% of such Borrower’s Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged within 30 calendar days after the entry thereof and (ii) those judgments and decrees for and to the extent which such Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Required Banks.

(j) The investment adviser of such Borrower shall cease to be an Affiliate of BlackRock, Inc.

(k) [Reserved].

6.2 Remedies. If any Event of Default described in Section 6.1 shall have occurred and be continuing with respect to a Borrower, the Administrative Agent, upon the direction of the Required Banks, shall declare the Commitments to be terminated with respect to such Borrower and such Borrower’s Obligations to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Borrower and such Obligations shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 6.1(d) or Section 6.1(e) occurs with respect to such Borrower, the Commitments shall immediately terminate with respect to such Borrower and the Obligations with respect to such Borrower shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred and be continuing with respect to a Borrower, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Borrower under the Loan Documents or applicable law.

6.3 Notice of Default. The Administrative Agent shall give notice to a Borrower under Section 6.1(g) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE ADMINISTRATIVE AGENT

7.1 Authorization and Action.

(a) Each Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents, and each Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Banks (or such other number or percentage of the Banks as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives written indemnification and is exculpated in a manner satisfactory to it from the Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the

Administrative Agent may seek clarification or direction from the Required Banks prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Persons. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities to the extent provided for hereunder.

(f) To the extent permitted by applicable law, in case of the pendency of any proceeding with respect to any Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim under Sections 2.8, 2.9, 2.12, 2.15 and 8.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 8.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

(g) The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and, except solely to the extent of any Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VII, none of the Borrowers or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

7.2 Administrative Agent’s Reliance, Limitation of Liability, Etc..

(a) Neither the Administrative Agent nor any of its Related Persons shall be (i) liable to any Bank for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Persons under or in connection with this Agreement or the other Loan

Documents (x) with the consent of or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Fund or Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Fund or Borrower to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.1 unless and until written notice thereof stating that it is a “notice under Section 5.1” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by any Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by a Borrower or a Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 8.6, (ii) may rely on the Register to the extent set forth in Section 8.6(c), (iii) may consult with legal counsel (including counsel to a Fund or a Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made by or on behalf of any Borrower in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

7.3 Successor Administrative Agents.

(a) The Administrative Agent may resign at any time by giving sixty (60) days’ prior written notice thereof to the Banks and the Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Banks shall have the right to appoint one of the Banks to be successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within sixty (60) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint one of the Banks to be successor Administrative Agent. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required with respect to any Borrower while an Event of Default under clause (a), (d) or (e) of Section 6.1 has occurred and is continuing with respect to such Borrower). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent hereunder and under the other Loan Documents and (ii) the Required Banks shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VII and Section 8.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

7.4 Administrative Agent as a Bank. With respect to its Commitment and Loans (including Swing Line Advances), the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The terms “Banks”, “Required Banks” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Bank, as one of the Required Banks or other member of a defined group, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Banks.

7.5 Defaulting Bank. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a) A Defaulting Bank shall be deemed to have assigned any and all payments due to it from each Borrower, whether on account of outstanding Loans, interest or otherwise in respect of such Borrower in each case arising under this Agreement or the Loan Documents, to the Administrative Agent and the remaining non-Defaulting Banks for application as follows:

(i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder in respect of such Borrower,

(ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Swing Line Lenders hereunder in respect of such Borrower,

(iii) third, to the funding of any Loan in respect of such Borrower in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent,

(iv) fourth, if so determined by the Administrative Agent and the applicable Borrower, held in a non-interest bearing account as cash collateral for future funding obligations of the Defaulting Bank under this Agreement in respect of such Borrower,

(v) fifth, pro rata, to the payment of any amounts owing to such Borrower or the non-Defaulting Banks as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or Banks against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement in respect of such Borrower, and

(vi) sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction.

(b) The Commitment Percentage, Tranche A Commitment Percentage, and/or Tranche B Commitment Percentage of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.5); provided, (i) such Defaulting Bank’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest payable on, Loans may not be reduced or excused or the final date of payment of any principal or interest may not be postponed as to such Defaulting Bank without such Defaulting Bank’s consent.

(c) No Defaulting Bank shall be entitled to receive any commitment fee for any period during which that Bank is a Defaulting Bank (and no Borrower shall be required to pay any such fee that otherwise would have been paid to the Defaulting Bank).

(d) If any Swing Line Advances are outstanding to any Borrower at the time such Bank becomes a Defaulting Bank then:

(i) (X) the outstanding Tranche A Swing Line Exposure shall be reallocated among the non-Defaulting Banks that are Tranche A Banks in accordance with their respective Tranche A Commitment Percentages, provided that no Tranche A Bank shall be required to lend in excess of its Tranche A Commitment and (Y) the outstanding Tranche B Swing Line Exposure shall be reallocated among the non-Defaulting Banks that are Tranche B Banks in accordance with their respective Tranche B Commitment Percentages, provided that no Tranche B Bank shall be required to lend in excess of its Tranche B Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, each applicable Borrower shall within three (3) Business Days following notice by the Administrative Agent without prejudice to any right or remedy available to such applicable Borrower hereunder and under applicable law, prepay such outstanding Swing Line Advances made to such Borrower; and

(iii) subject to Section 8.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a non-Defaulting Bank as a result of such non-Defaulting Bank’s increased exposure following such reallocation.

(e) So long as such Bank is a Defaulting Bank, no Tranche A Swing Line Lender (if such Bank is a Tranche A Bank) and no Tranche B Swing Line Lender (if such Bank is a Tranche B Bank) shall be required to fund any Swing Line Advance, unless, in each case, it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks, and participating interests in any newly made Swing Line Advance shall be allocated among non-Defaulting Banks in a manner consistent with Section 7.5(d)(i) (and such Defaulting Bank shall not participate therein).

In the event that the Administrative Agent, the Borrowers and the Swing Line Lenders all agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the outstanding Swing Line Advances of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Tranche A Commitment Percentage and/or Tranche B Commitment Percentage, as applicable; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

Should the Administrative Agent be a Defaulting Bank, the Required Banks shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

7.6 Other Agents etc. (a) The arranging and other services regarding this Agreement provided by the Arrangers and the syndication agents listed on the cover page hereof (collectively, the “Other Agents”), the Administrative Agent and the Banks are arm’s-length commercial transactions between each Borrower, on the one hand, and the Administrative Agent, the Other Agents, and the Banks, on the other hand. None of the Other Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b) Each Borrower acknowledges that: (i) it has consulted its own legal, accounting, regulatory and tax advisors to the extent is has deemed appropriate; (ii) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the documents related hereto; (iii) (A) the Administrative Agent, each Other Agent and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for said Borrower hereunder and (B) none of the Administrative Agent, any Other Agent or any Bank has any obligation to it with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other documents related hereto; and (iv) the Administrative Agent, the Other Agents and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it, and none of the Administrative Agent, any Other Agent, nor any Bank has any obligation to disclose any of such interests to it.

7.7 Posting of Communications(a) . (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d) “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Bank by means of electronic communications pursuant to this Section 7.7 , including through an Approved Electronic Platform.

(e) Each Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Bank for purposes of the Loan Documents. Each Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Bank’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(f) Each Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(g) Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

7.8 Acknowledgements of Banks. (a) Each Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Bank, it is engaged in making, acquiring or holding commercial loans, in each case in the ordinary course of business, and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Bank, or any of the Related Persons of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Bank, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans is experienced in making, acquiring or holding such commercial loans. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Bank, or any of the Related Persons of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Bank, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Banks on the Effective Date.

(c) (i) Each Bank hereby agrees that (x) if the Administrative Agent notifies such Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than two Business Days thereafter, (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greatest of the Federal Funds Effective Rate, the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Bank under this Section 7.8(c) shall be conclusive, absent manifest error.

(ii) Each Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greatest of the Federal Funds Effective Rate, the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by such Borrower, except to the extent (and solely to the extent) that any such erroneous Payment was made with the funds paid by such Borrower to the Administrative Agent to pay, prepay, repay, discharge or otherwise satisfy Obligations owed by such Borrower under this Agreement or any other Loan Document.

(iv) Each party’s obligations under this Section 7.8(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d) The Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrowers) between the Borrowers, their Affiliates and/or the Adviser, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrowers, their Affiliates and/or the Adviser may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entities’ role as administrative agent hereunder. The Banks acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Bank with any credit or other information concerning the Loans, the Banks, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Borrower, any Affiliate thereof, the Adviser or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Banks, or any formal or informal committee or ad hoc group of such Banks, including at the direction of a Borrower or the Adviser; provided that the foregoing shall not apply to any information that is subject to a confidentiality obligation binding upon the Administrative Agent or its Affiliates which does not permit the disclosure thereof to Banks.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. (a) Except as otherwise provided in Section 5.1, all notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it at c/o BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, DE 19809, Attention of Chief Financial Officer, with a copy to BlackRock Advisors, LLC, 50 Hudson Yards, New York, NY 10001, Attention of Office of General Counsel;

(ii) if to the Administrative Agent from a Borrower to its address separately provided to the Borrowers;

(iii) if to the Administrative Agent from a Bank, to the address set forth in the Administrative Questionnaire provided by the Administrative Agent to the Banks; and

(iv) if to a Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided that notices to the Administrative Agent under Article II or Article VII shall not be effective until received. Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Borrowers, the Banks and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, telephone or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Bank, by notice to the Borrowers and the Administrative Agent).

8.2 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3 Expenses; Documentary Taxes; Limitation of Liability; Indemnification. (a) Each Borrower severally (and neither jointly nor jointly and severally) agrees to pay its pro rata share of (i) all reasonable out-of-pocket expenses of the Administrative Agent, including the fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Event of Default or alleged Event of Default hereunder and any termination hereof; provided that no Borrower shall be liable for any such expenses incurred in connection with any amendment or waiver that does not relate to or affect such Borrower and such expenses shall be borne by the Borrowers to which they relate based upon their pro rata share thereof and (ii) if an Event of Default occurs with respect to such Borrower, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank in connection therewith, including fees and disbursements of counsel, provided that reimbursement shall be for no more than one counsel for the Administrative Agent and the Banks plus any local counsel that counsel for the Administrative Agent and the Banks shall deem necessary, in each case incurred in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. This Section 8.3(a) shall not apply with respect to Taxes (which are covered by Section 2.12), except that each Borrower severally (and neither jointly nor jointly and severally) agrees to indemnify each Bank against its pro rata share of any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(b) To the extent permitted by applicable law no Borrower shall assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent and any Bank, and any Related Person of any of the foregoing Persons (each such Person being called a “Bank-Related Person”) for any Liabilities arising from the use by others of any notice, demand, communication, information, document or other material provided by or on behalf of such Borrower pursuant to any Loan Document or the transactions contemplated therein obtained through electronic, telecommunications or other information transmission systems (including the internet and the Approved Electronic Platform); provided that such waiver shall not apply to the extent such claim arises from, with respect to any Bank-Related Person, the gross negligence, fraud or willful misconduct of such Bank-Related Person as determined by a court of competent jurisdiction by final and non-appealable judgment. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto on any theory of liability, for special, indirect, punitive or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the execution, delivery, enforcement, performance and administration of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit a Borrower’s indemnification obligations under this Section 8.3 to the extent such special, indirect, consequential and punitive damages are included in any third party claim for which the applicable Indemnified Party is entitled to indemnification by such Borrower under this Section 8.3.

(c) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each Borrower hereby severally (and neither jointly nor jointly and severally) indemnifies, exonerates and holds the Administrative Agent, each Swing Line Lender, each Other Agent and each Bank and, regardless of whether or not a party hereto, each of their respective Related Persons (collectively with the Administrative Agent, each Swing Line Lender, each Other Agent and each Bank, the “Indemnified Parties”) free and harmless from and against any and all Liabilities and related reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever, including the fees, charges and disbursements of any counsel for any Indemnified Party, incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought)(collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(i) the use by such Borrower of the proceeds of any Loan;

(ii) the entering into and performance of this Agreement and any of the other Loan Documents by any of the Indemnified Parties (including any action brought by or on behalf of such Borrower as the result of any determination pursuant to Article III not to fund any Borrowing, but only to the extent that such Borrower is not the prevailing party); and/or

(iii) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by such Borrower or its equity holders, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto;

except for any such Indemnified Liabilities arising for the account of one or more particular Indemnified Parties (w) by reason of any bad faith failure of the relevant Indemnified Party to comply with its material obligations under this Agreement or any of the other Loan Documents, as determined in a final, non-appealable judgment by a court of competent jurisdiction, (x) by reason of the relevant Indemnified Party’s gross negligence, fraud or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction or (y) arising solely out of any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission by such Borrower and that is brought solely by one or more Indemnified Parties against one or more other Indemnified Parties (other than, without limiting clause (x) or (y) above, a claim brought against any indemnified party in its capacity as Arranger, Administrative Agent or Syndication Agent). If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby severally (and neither jointly nor jointly and severally) agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(d) Each Bank severally agrees to pay any amount required to be paid by any Borrower under paragraphs (a), (b) or (c) of this Section 8.3 to the Administrative Agent and each Swing Line Lender, and each Related Person of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the applicable Borrowers and without limiting the obligation of any Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which such payment is sought under this Section 8.3 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitment Percentages immediately prior to such date), and agrees, ratably according to their respective Commitment Percentages in effect on the date on which such payment is sought under this Section 8.3 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitment Percentages immediately prior to such date), to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Bank shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.

(e) All amounts due under this Section 8.3 shall be payable not later than 10 Business Days after written demand therefor (which demand shall include a statement describing in reasonable detail the basis for making such demand).

(f) The agreements in this Section shall survive the termination of a Commitment or the Commitments and the payment of the Loans and all other amounts payable hereunder.

8.4 Set Off. During the continuance of any Event of Default and the acceleration of the Obligations, any deposits or other sums credited by or due from any of the Banks to a Borrower, and any securities or other property of a Borrower in the possession of such Bank (except to the extent such Bank is holding any securities or other assets of such Borrower in its capacity as custodian of such Borrower) may be applied to or set off by such Bank against the payment of any of the Obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank. Each Bank agrees with each other Bank that if such Bank shall receive from a Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations of such Borrower owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations of such Borrower owing to such Bank (a “Benefited Bank”) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations of such Borrower owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations of such Borrower owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Each Bank agrees to notify the Administrative Agent and the applicable Borrower promptly after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such setoff or application.

8.5 Amendments, Waivers and Consents. Subject to Section 2.17 and the last paragraph of this Section 8.5, any provision of this Agreement or any of the other Loan Documents may be amended or waived or the subject of a consent if, but only if, such amendment, waiver or consent is in writing and is signed by each Borrower affected thereby and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or consent shall (a) increase or decrease the Tranche A Commitment Amount of any Tranche A Bank, Tranche B Commitment Amount of any Tranche B Bank or the Commitment Amount of any Bank (except as provided in Sections 2.17 and 8.6(c)) or subject any Bank to any additional obligation without the written consent of, as applicable, such Tranche A Bank, such Tranche B Bank, or such Bank, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder without the written consent of each Bank affected thereby, (c) postpone the final date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments without the written consent of each Bank affected thereby, (d) change Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank, (e) change the definition of “Required Banks” or this Section 8.5 without the written consent of each Bank, (f) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 8.5 or any other provision of this Agreement without the written consent of each Bank, (g) change Section 8.16 without written consent of each Bank directly and adversely affected thereby, or (h) change the payment waterfall provisions of Section 7.5 without the written consent of each Bank. No delay or omission on the part of the Banks, or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Notwithstanding anything to the contrary contained herein, the Borrowers may modify Schedule 4.11 hereto from time to time:

(a) without consent of the Administrative Agent or the Banks,

(i) to designate additional then-existing Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks (A) a revised Schedule 4.11 reflecting such designations and (B) a certification by an Authorized Signatory of each applicable Borrower that (x) each of its Subsidiaries being newly designated pursuant to such revised Schedule 4.11 is formed for the purpose of making, and shall only make, one or more “Designated Subsidiary Investments” (as defined below) and (y) the Designated Subsidiary Investment(s) then being made by each applicable Designated Parent Borrower in each applicable Designated Subsidiary, plus the value of all other Designated Subsidiary Investments owned by such Designated Parent Borrower, is less than or equal to five percent (5%) of the Net Asset Value of such Designated Parent Borrower at the time of such designation and investment,

(ii) to consolidate Designated Subsidiaries into one or more Designated Subsidiaries of a Designated Parent Borrower by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such consolidations, or

(iii) to terminate the status of Borrowers as Designated Parent Borrowers or to terminate the status of entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such terminations (and each such delivery shall be deemed to be a representation and warranty by each applicable Borrower that it no longer owns such Subsidiary being terminated or, if all of its Designated Subsidiaries are being terminated, that it no longer owns any Subsidiary); and

(b) with the consent of the Administrative Agent, acting with the consent of the Required Banks, to designate then existing additional Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries pursuant to a written request for designation from the affected Borrower to the Administrative Agent.

For the purposes hereof, the term “Designated Subsidiary Investments” means investments made by a Designated Parent Borrower in its Designated Subsidiaries, provided that, for purposes of calculating Designated Subsidiary Investments, each such investment shall be calculated as follows: (a) initially, the amount of such investment shall equal the market value of such Designated Subsidiary Investment at the time such investment is made (the “Initial Valuation”); (b) at the time any subsequent investment is made, for any Designated Subsidiary Investment made prior to the making of such subsequent investment, such previously made Designated Subsidiary Investment shall be valued at the lesser of (i) each such investment’s Initial Valuation and (ii) the then current market value of such investment as of the relevant date of determination, as such amount is set forth in a certificate delivered to the Administrative Agent by such Designated Parent Borrower (the “Next Valuation”; provided that, for each then subsequent valuation of such investment, such Designated Parent Borrower shall deliver an updated certificate showing a valuation in an amount equal to the lesser of (1) the valuation calculated pursuant hereto on the certificate most recently delivered to the Administrative Agent and (2) the then current market value of such Investment; such amount being the “Subsequent Valuation”); and (c) at the time any investment is made, for any investment made which had a Subsequent Valuation, the lesser of (x) such Subsequent Valuation and (y) the then current market value of such Designated Subsidiary Investment as of the relevant date of determination. For the avoidance of doubt, the method of valuing Designated Subsidiary Investments described above shall not be used for purposes of calculating, or otherwise affect the calculation of, a Borrower’s Asset Coverage Ratio.

If the Administrative Agent and the Borrowers acting together identify any mistake, typographical error, drafting omission or other similar defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such mistake, typographical error, drafting omission or other similar defect, and such amendment shall become effective following notice thereof to the Banks and the failure of the Required Banks to object thereto within five (5) Business Days of the date of delivery of such notice.

8.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Tranche A Borrower may assign, delegate or otherwise transfer any of its rights under this Agreement without the prior written consent of all Tranche A Banks and (ii) no Tranche B Borrower may assign, delegate or otherwise transfer any of its rights under this Agreement without the prior written consent of all Tranche B Banks; and any such attempted transfer shall be void ab initio.

(b) Any Bank may at any time grant to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 8.5 without the consent of the Participant. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Bank may at any time assign to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each an “Assignee”) all or a minimum of $5,000,000 of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance agreement (an “Assignment and Acceptance”) in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing with respect to one or more Borrowers that have Loans outstanding, the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, and of the Administrative Agent, which consent shall not be unreasonably withheld or delayed provided said Assignee is not a Defaulting Bank; provided, that an assignment to a Bank shall not be required to be in any minimum amount. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitment Amounts, Tranche A Commitment Amounts and Tranche B Commitment Amounts as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the Administrative Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised schedule to the Administrative Agent, the Banks and the Borrowers. The Administrative Agent shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and upon reasonable prior notice. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent a fee for processing such assignment in the aggregate amount of $3,500. The Assignee shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12.

(d) Any attempted grant of participation or assignment not made by a Bank in compliance with Section 8.6(b) or (c), as applicable, shall be void ab initio.

(e) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank to a Federal Reserve Bank or any central bank having jurisdiction over such Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

8.7 Additional Borrowers. Other investment companies (or series of investment companies), in addition to those Borrowers which are original signatories to this Agreement, may, with the written approval of all the Banks, become parties to this Agreement and be deemed Tranche A Borrowers or Tranche A Borrowers and Tranche B Borrowers, as applicable, in each case for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit G hereto (with such changes therein may be approved by the Administrative Agent), which instrument shall (i) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Allocation Notice reflecting the participation of such additional investment company and (ii) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 3.1 hereof, including, without limitation, an opinion of counsel for such Borrower, in a form reasonably satisfactory to the Administrative Agent and its counsel; provided, that the joinder of any Additional Borrower shall be effective no earlier than five (5) Business Days following receipt by the Banks of such documents and information requested by the Administrative Agent or any Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations, including without limitation the USA PATRIOT Act; and provided, further, that no such Additional Borrower shall be added unless each Bank consents, except that (A) to the extent an existing Borrower converts to a “master/feeder” structure, no consent shall be required for the master trust in such structure to become a Borrower hereunder after such conversion, provided the converting Borrower ceases to be a Borrower hereunder on or prior to such conversion and provided that such master trust is formed under the laws of a State in the United States and (B) to the extent that an existing Borrower which is a “master trust” is merged into (or transfers all or substantially all of its assets and liabilities to) its feeder fund (the “Former Feeder Fund”), no consent shall be required for such Former Feeder Fund to become a Borrower if in connection with such merger or transfer such Former Feeder Fund shall hold all or substantially all the assets and liabilities of the prior master trust, such Former Feeder Fund is formed under the laws of a State in the United States and, prior to such merger or transfer, such Former Feeder Fund shall have no Debt. The Joinder pursuant to which an Additional Borrower becomes a Borrower under this Agreement shall specify whether such Additional Borrower is a Tranche A Borrower or a Tranche A Borrower and a Tranche B Borrower. Additional Borrowers may be added to this Agreement only once per each calendar quarter. Each new Borrower added to the Credit Facility after the addition of five (5) new Borrowers shall pay a new Borrower’s fee in the amount of $1,500 to the Administrative Agent, provided that the Administrative Agent may, in its sole discretion, waive the requirement to pay such fee. To the extent that the Banks deem that the Permitted Asset Coverage Ratio is insufficient with respect to any Additional Borrower, the Joinder in which such Additional Borrower becomes a Borrower may, with the agreement of such Additional Borrower and each Bank, contain language amending this Agreement to provide for a different Permitted Asset Coverage Ratio with respect to such Additional Borrower.

Notwithstanding the above paragraph, the Banks hereby agree that, at any time within ninety (90) days after the Effective Date and without further consent of the Banks, each investment company (or series thereof) identified on Schedule 8.7 hereto may be added as a Borrower under this Agreement, provided that, as to such investment company (or series thereof), (i) all of the requirements (other than the further consent of the Banks) of this Section 8.7 have been met, (ii) unless consented to by the Required Banks, the final Prospectus and SAI (if applicable) of such investment company (or series thereof) shall be, (x) as to the fundamental investment objectives, policies or restrictions, identical to, and, (y) otherwise, substantially similar to, the draft or preliminary versions of the Prospectus and SAI (if applicable) delivered to the Banks prior to the Effective Date and (iii) the Joinder delivered in connection therewith identifies each Custodian for such Borrower (which identification shall be deemed to amend Schedule 5.20 hereto with such information) and designates any Borrower so identified on Schedule 8.7 as a Designated Coverage Borrower. The Administrative Agent shall give prompt notice to the Banks of any such addition of new Borrowers under this paragraph and shall deliver to the Banks copies of such documents delivered to it in connection therewith.

No investment company (or series of an investment company) shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Article IV hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.

8.8 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND ANY CLAIMS, CONTROVERY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, OR ORTHERWISE, AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF, OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAW OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.1. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

8.9 Counterparts; Integration. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (which prior written consent is hereby given with respect to this Agreement, and each other Loan Document and Ancillary Document delivered on the date hereof pursuant to Article III hereof); provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each Bank shall be entitled to rely on such Electronic Signature reasonably believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the reasonable request of the Administrative Agent or any

Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each Bank may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), and (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto.

8.10 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.11 Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, partners, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by or on behalf of the Borrowers pursuant to this Agreement (collectively, “Confidential Information”), provided that nothing herein shall limit the disclosure of any such Confidential Information (a) to the extent required by statute, rule, regulation or judicial process, (b) to its respective partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business) and Affiliates and its and its partners’ (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business) and Affiliates’ directors, officers, employees, agents, trustees, administrators, managers, advisors and other representatives, on a need-to-know basis, who are involved with the administration, management, modification and execution of this Agreement (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) to counsel for any of the Banks or the Administrative Agent in connection with this Agreement, (d) to bank examiners, auditors or accountants, (e) to the Administrative Agent or any Bank, (f) in connection with exercising remedies and enforcing rights under this Agreement against a Borrower and any litigation to which any one or more of the Banks or the Administrative Agent is a party arising out of or in connection with this Agreement, (g) to any assignee or participant (or prospective assignee or participant) or any other Person acquiring an interest in this Agreement by operation of law, in each case permitted under Section 8.6(b) or

(c) (each, a “Transferee”), or any direct or indirect contractual counterparty (or its advisors) to any swap, hedge or other derivative transaction or to any credit insurance provider (each a, “Counterparty”) so long as such Transferee or Counterparty first agrees in writing to be bound by confidentiality obligations at least as restrictive as the terms of this Section 8.11, (h) with the consent of the Borrowers or (i) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers, which source, to the knowledge of the Administrative Agent, such Bank or such Affiliates as applicable, has no duty of confidentiality to any Borrower; provided, further, that unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Other Agents and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For the avoidance of doubt, nothing in this Section 8.11 shall prohibit any Person from voluntarily disclosing or providing any Confidential Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 8.11 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

8.12 Representations and Warranties of the Banks. Each Bank hereby represents and warrants to the Borrowers that it is (1) (A) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act and (2) it is not “affiliated” (within the meaning of the Act) with any Borrower or the Adviser. Each Bank will immediately notify the Borrowers if such Bank is no longer able to make the representations and warranties stated in the preceding sentence. No Bank shall have any liability under the terms of this Agreement for delivering such notice or for no longer being able to make the representations and warranties stated in the first sentence of this section so long as if it has timely delivered such notice. If the Investment Company Act of 1940, as amended, any rules, regulations or orders issued pursuant thereto, or any other applicable law shall make it illegal for a Bank to make loans to the Borrowers (or shall make it illegal for the Borrowers to borrow from a Bank), then such Bank’s Commitment Amount shall immediately and automatically be reduced to $0 and such Bank’s Commitment shall immediately and automatically terminate.

8.13 USA PATRIOT Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow any Bank or the Administrative Agent to identify each Borrower in accordance with the Patriot Act. The Borrowers will provide such information promptly upon the request of such Bank or the Administrative Agent.

8.14 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

8.15 Amendment and Restatement. This Agreement amends, restates, supersedes and replaces in its entirety the Existing Credit Agreement; provided that nothing contained herein is intended to or shall be deemed to evidence the repayment, satisfaction or novation of the Borrowers’ obligations to the Banks and the Administrative Agent under such superseded Existing Credit Agreement, all of which obligations are hereby ratified and affirmed and all of which shall hereafter be deemed outstanding under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the Effective Date: (i) all obligations with any Bank under the Existing Credit Agreement or the “Loan Documents” (as defined in the Existing Credit Agreement) which are outstanding on the Effective Date shall continue as obligations under this Agreement and the other Loan Documents, and (ii) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of “Borrowings” as defined in and outstanding under the Existing Credit Agreement as are necessary to keep outstanding Borrowings ratable with the Revolving Credit Exposures and unused Commitments of the Banks on the Effective Date. For the avoidance of doubt, that certain Wavier Letter dated January 7, 2022 by the Administrative Agent and the Banks issued under the Existing Credit Agreement for the benefit of and acknowledged by BlackRock Funds V, on behalf of BlackRock Strategic Income Opportunities Portfolio, remains in full force and effect, and is hereby ratified and affirmed by each party to this Agreement.

8.16 German Bank Separation Act. If any Bank shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto) after the date hereof that, due to (a) the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (as amended from time to time, the “GBSA”), (b) any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA or any regulation thereunder after the date hereof, or (c) any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation or any regulation thereunder after the date hereof, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful with respect to such Bank, then, and in any such event, such Bank may give written notice to the Borrowers and the Administrative Agent of such determination (the date of such notice, the “GBSA Notice Date”), whereupon (i) all of the obligations owing to such Bank hereunder shall become due and payable, and each Borrower with outstanding Loans shall repay the outstanding principal of such obligations owing by such Borrower to such Bank together with accrued interest thereon promptly (and in no event no later than the 5th Business Day immediately after the GBSA Notice Date) and, so long as no Specified Default shall have occurred and be continuing with respect to such Borrower with outstanding Loans, such repayment by such Borrower with outstanding Loans shall not be subject to the terms and conditions of (a) the second sentence of Section 2.10 or (b) the second sentence of Section 8.4 and (ii) the Commitment of such Bank with respect to both Tranche A Borrowers and the Commitment of such Bank with respect to the Tranche B Borrowers shall terminate for all purposes under this Agreement and the Tranche A Commitment Amount and the Tranche B Commitment Amount shall be permanently reduced by the amount of such terminated Commitments on the GBSA Notice Date. “Specified Default” shall mean the occurrence of (i) any Event of Default, or (ii) any event described in Section 2.7(a), irrespective of whether the three Business day period described in Section 2.7(a) has expired. For the purposes of calculating (w) the aggregate principal amount outstanding of Committed Loans and Swing Line Advances pursuant to Section 2.1(b) and (x) the aggregate amount of Loans outstanding to all Borrowers pursuant to Section 3.2(c), the amount of any Loans that are to be repaid to a Bank pursuant to this Section 8.16 shall be disregarded.

8.17 Qualified Financial Contract. To the extent determined to be applicable under applicable law, the parties agree that (i) to the extent that prior to the date hereof all parties hereto have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement and each other Loan Document, and for such purposes this Agreement and each other Loan Document shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; or (ii) if clause (i) does not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by the International Swaps and Derivatives Association (“ISDA”) on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Credit Agreement and each other Loan Document, and for such purposes this Credit Agreement and each other Loan Document shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement or any other Loan Document and the terms or the Protocol or the Bilateral Terms, as applicable (each, the “QFC Stay Terms”), the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. As used in this paragraph, the following terms shall have the following meanings:

“QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

“Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

8.18 No Fiduciary Duty, etc. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to such Borrower with respect thereto.

Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm and may engage in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Borrower and other companies with which such Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from such Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Such Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower, confidential information obtained from other companies.

8.19 Interest Rate Limitation8.20 . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan to a Borrower, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans to such Borrower or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the greater of (i) the Federal Funds Effective Rate or (ii) the Overnight Bank Funding Rate, to the date of repayment, shall have been received by such Bank.

[Remainder of page left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

Maryland Corporations:
BLACKROCK ADVANTAGE GLOBAL FUND, INC.

BLACKROCK ADVANTAGE SMID CAP FUND, INC.

BLACKROCK BALANCED FUND, INC. (f/k/a BLACKROCK SUSTAINABLE BALANCED FUND, INC.)

BLACKROCK BOND FUND, INC., on behalf of the following series:
*BlackRock Sustainable Total Return Fund
*BlackRock Total Return Fund

BLACKROCK CAPITAL APPRECIATION FUND, INC.

BLACKROCK EMERGING MARKETS FUND, INC.

BLACKROCK FUNDS VII, INC. on behalf of each of the following series:
*BlackRock Sustainable Emerging Markets Equity Fund
*BlackRock Sustainable U.S. Value Equity Fund

BLACKROCK GLOBAL ALLOCATION FUND, INC.

BLACKROCK INDEX FUNDS, INC., on behalf of the following series:
*iShares MSCI EAFE International Index Fund

BLACKROCK LARGE CAP FOCUS GROWTH FUND, INC.

BLACKROCK LARGE CAP FOCUS VALUE FUND, INC.

BLACKROCK LARGE CAP SERIES FUNDS, INC., on behalf of each of the following series:
*BlackRock Advantage Large Cap Core Fund
*BlackRock Advantage Large Cap Value Fund
*BlackRock Event Driven Equity Fund

BLACKROCK MID-CAP VALUE SERIES, INC., on behalf of the following series:
*BlackRock Mid-Cap Value Fund

BLACKROCK MUNICIPAL BOND FUND, INC., on behalf of each of the following series:
*BlackRock Impact Municipal Fund
*BlackRock National Municipal Fund
*BlackRock Short Duration Muni Fund (f/k/a BlackRock Short-Term Municipal Fund)

BLACKROCK SERIES FUND, INC., on behalf of each of the following series:
*BlackRock Advantage Large Cap Core Portfolio
*BlackRock Capital Appreciation Portfolio
*BlackRock Global Allocation Portfolio
*BlackRock Sustainable Balanced Portfolio

BLACKROCK SERIES FUND II, INC., on behalf of each of the following series:
*BlackRock High Yield Portfolio

BLACKROCK SERIES, INC., on behalf of the following series:
*BlackRock International Fund

BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of each of the following series:
*BlackRock 60/40 Target Allocation ETF V.I. Fund
*BlackRock Advantage Large Cap Core V. I. Fund
*BlackRock Advantage Large Cap Value V.I. Fund
*BlackRock Advantage SMID Cap V.I. Fund
*BlackRock Basic Value V.I. Fund
*BlackRock Capital Appreciation V.I. Fund
*BlackRock Equity Dividend V.I. Fund
*BlackRock Global Allocation V.I. Fund
*BlackRock International Index V.I. Fund
*BlackRock International V.I. Fund
*BlackRock Large Cap Focus Growth V.I. Fund
*BlackRock Managed Volatility V.I. Fund
*BlackRock Small Cap Index V.I. Fund
*BlackRock S&P 500 Index V.I. Fund

BLACKROCK VARIABLE SERIES FUNDS II, INC., on behalf of each of the following series:
*BlackRock High Yield V.I. Fund
*BlackRock Total Return V.I. Fund

Massachusetts Business Trusts:

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock California Municipal Opportunities Fund

BLACKROCK EQUITY DIVIDEND FUND

BLACKROCK FUNDSSM, on behalf of each of the following series:
*BlackRock Advantage Emerging Markets Fund
*BlackRock Advantage International Fund
*BlackRock Advantage Large Cap Growth Fund
*BlackRock Advantage Small Cap Core Fund
*BlackRock Advantage Small Cap Growth Fund
*BlackRock China A Opportunities Fund
*BlackRock Commodity Strategies Fund
*BlackRock Defensive Advantage Emerging Markets Fund
*BlackRock Emerging Markets ex-China Fund
*BlackRock Energy Opportunities Fund
*BlackRock Exchange Portfolio
*BlackRock Global Equity Absolute Return Fund
*BlackRock Global Equity Market Neutral Fund
*BlackRock Health Sciences Opportunities Portfolio
*BlackRock High Equity Income Fund
*BlackRock Infrastructure Sustainable Opportunities Fund
*BlackRock Mid-Cap Growth Equity Portfolio
*BlackRock Real Estate Securities Fund
*BlackRock Short Obligations Fund
*BlackRock SMID-Cap Growth Equity Fund
*BlackRock Sustainable Advantage Emerging Markets Equity Fund
*BlackRock Sustainable Advantage Global Equity Fund
*BlackRock Sustainable Advantage International Equity Fund
*BlackRock Sustainable Advantage Large Cap Core Fund
*BlackRock Tactical Opportunities Fund
*BlackRock Technology Opportunities Fund
*BlackRock U.S. Insights Long/Short Equity Fund
*iShares Developed Real Estate Index Fund
*iShares Enhanced Roll Yield Index Fund

*iShares FTSE NAREIT All Equity REIT Index Fund
*iShares Municipal Bond Index Fund
*iShares Russell Mid-Cap Index Fund
*iShares Russell Small/Mid-Cap Index Fund
*iShares Short-Term TIPS Bond Index Fund
*iShares Total U.S. Stock Market Index Fund
*iShares U.S. Intermediate Credit Bond Index Fund
*iShares U.S. Long Credit Bond Index Fund
*iShares U.S. Long Government Bond Index Fund
*iShares U.S. Intermediate Government Bond Index Fund
*iShares U.S. Securitized Bond Index Fund

BLACKROCK FUNDS II, on behalf of each of the following series:
*BlackRock 20/80 Target Allocation Fund
*BlackRock 40/60 Target Allocation Fund
*BlackRock 60/40 Target Allocation Fund
*BlackRock 80/20 Target Allocation Fund
*BlackRock Dynamic High Income Portfolio
*BlackRock Global Dividend Portfolio
*BlackRock Managed Income Fund
*BlackRock Multi-Asset Income Portfolio
*BlackRock Retirement Income 2030 Fund
*BlackRock Retirement Income 2040 Fund

BLACKROCK FUNDS IV, on behalf of each of the following series:
*BlackRock Global Long/Short Credit Fund
*BlackRock Systematic Multi-Strategy Fund

BLACKROCK FUNDS V, on behalf of each of the following series:
*BlackRock Core Bond Portfolio
*BlackRock Floating Rate Income Portfolio
*BlackRock High Yield Portfolio (f/k/a BlackRock High Yield Bond Portfolio)
*BlackRock Impact Mortgage Fund
*BlackRock Income Fund
*BlackRock Inflation Protected Bond Portfolio
*BlackRock Low Duration Bond Portfolio
*BlackRock Mortgage-Backed Securities Fund (f/k/a BlackRock GNMA Portfolio)
*BlackRock Strategic Income Opportunities Portfolio
*BlackRock Sustainable High Yield Bond Fund

BLACKROCK INTERNATIONAL SELECT EQUITY FUND (f/k/a BLACKROCK EUROFUND)

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST, on behalf of each of the following series:
*BlackRock New Jersey Municipal Bond Fund
*BlackRock New York Municipal Opportunities Fund
*BlackRock Pennsylvania Municipal Bond Fund

BLACKROCK MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock Strategic Municipal Opportunities Fund

BLACKROCK NATURAL RESOURCES TRUST

Delaware Statutory Trusts:

BLACKROCK ALLOCATION TARGET SHARES, on behalf of each of the following series:
*BATS: Series A Portfolio
*BATS: Series C Portfolio
*BATS: Series E Portfolio
*BATS: Series I Portfolio
*BATS: Series M Portfolio
*BATS: Series P Portfolio
*BATS: Series S Portfolio
*BATS: Series V Portfolio

BLACKROCK ETF TRUST, on behalf of each of the following series:
*BlackRock U.S. Carbon Transition Readiness ETF
*BlackRock World ex U.S. Carbon Transition Readiness ETF
*iShares A.I. Innovation and Tech Active ETF
*iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)
*iShares Enhanced Short-Term Bond Active ETF
*iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)
*iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)
*iShares International Country Rotation Active ETF
*iShares International Dividend Active ETF
*iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)
*iShares Large Cap Value Active ETF (f/k/a

BlackRock Large Cap Value ETF)
*iShares Large Cap Growth Active ETF
*iShares Long-Term U.S. Equity Active ETF
*iShares Managed Futures Active ETF
*iShares Technology Opportunities Active ETF
*iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)
*iShares U.S. Industry Rotation Active ETF
*iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

BLACKROCK ETF TRUST II, on behalf of each of the following series:
*iShares AAA CLO Active ETF (f/k/a BlackRock AAA CLO ETF)
*iShares BBB-B CLO Active ETF
*iShares Flexible Income Active ETF (f/k/a BlackRock Flexible Income ETF)
*iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF)
*iShares High Yield Active ETF
*iShares High Yield Muni Active ETF
*iShares High Yield Muni Income Active ETF (f/k/a BlackRock High Yield Muni Income Bond ETF)
*iShares Intermediate Muni Income Active ETF (f/k/a BlackRock Intermediate Muni Income Bond ETF)
*iShares Large Cap Deep Buffer ETF
*iShares Large Cap Moderate Buffer ETF
*iShares Short-Term California Muni Active ETF (f/k/a BlackRock Short-Term California Muni Bond ETF)
*iShares Total Return Active ETF (f/k/a BlackRock Total Return ETF)

BLACKROCK FUNDS III, on behalf of each of the following series:
*BlackRock Diversified Fixed Income Fund
*BlackRock LifePath® Dynamic 2030 Fund
*BlackRock LifePath® Dynamic 2035 Fund
*BlackRock LifePath® Dynamic 2040 Fund
*BlackRock LifePath® Dynamic 2045 Fund
*BlackRock LifePath® Dynamic 2050 Fund
*BlackRock LifePath® Dynamic 2055 Fund
*BlackRock LifePath® Dynamic 2060 Fund
*BlackRock LifePath® Dynamic 2065 Fund
*BlackRock LifePath® Dynamic 2070 Fund
*BlackRock LifePath® Dynamic Retirement Fund

*BlackRock LifePath® ESG Index 2030 Fund
*BlackRock LifePath® ESG Index 2035 Fund
*BlackRock LifePath® ESG Index 2040 Fund
*BlackRock LifePath® ESG Index 2045 Fund
*BlackRock LifePath® ESG Index 2050 Fund
*BlackRock LifePath® ESG Index 2055 Fund
*BlackRock LifePath® ESG Index 2060 Fund
*BlackRock LifePath® ESG Index 2065 Fund
*BlackRock LifePath® ESG Index 2070 Fund
*BlackRock LifePath® ESG Index Retirement Fund
*BlackRock LifePath® Index 2030 Fund
*BlackRock LifePath® Index 2035 Fund
*BlackRock LifePath® Index 2040 Fund
*BlackRock LifePath® Index 2045 Fund
*BlackRock LifePath® Index 2050 Fund
*BlackRock LifePath® Index 2055 Fund
*BlackRock LifePath® Index 2060 Fund
*BlackRock LifePath® Index 2065 Fund
*BlackRock LifePath® Index 2070 Fund
*BlackRock LifePath® Index Retirement Fund

BLACKROCK UNCONSTRAINED EQUITY FUND

MANAGED ACCOUNT SERIES, on behalf of each of the following series:
*BlackRock GA Disciplined Volatility Equity Fund
*BlackRock GA Dynamic Equity Fund

MANAGED ACCOUNT SERIES II, on behalf of the following series:
*BlackRock U.S. Mortgage Portfolio

MASTER INVESTMENT PORTFOLIO, on behalf of each of the following series:
*Diversified Equity Master Portfolio
*International Tilts Master Portfolio
*Large Cap Index Master Portfolio
*S&P 500 Index Master Portfolio
*Total International ex U.S. Index Master Portfolio
*U.S. Total Bond Index Master Portfolio

MASTER INVESTMENT PORTFOLIO II, on behalf of the following series:
*Advantage CoreAlpha Bond Master Portfolio

Delaware Limited Liability Companies:

QUANTITATIVE MASTER SERIES LLC, on behalf of the following series:
*Master Small Cap Index Series

[Remainder of page intentionally blank; signatures continue on following page]

By:
Name:	Trent Walker
Title:	Authorized Signatory

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

CITIBANK, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

GOLDMAN SACHS BANK USA

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, N.A

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF MONTREAL

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BARCLAYS BANK PLC

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

ROYAL BANK OF CANADA

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

SOCIETE GENERALE

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

STANDARD CHARTERED BANK

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MITSUBISHI UFJ TRUST AND BANKING CORPORATION

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MIZUHO BANK, LTD.

By:
Name:
Title:

BLACKROCK FUNDS

2025 TWELFTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:

Exhibit A

FORM OF ALLOCATION NOTICE

Date:

To:

JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks party to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement.

The allocation of liability of the Borrowers in respect of all liabilities, obligations, fees and expenses under the Credit Agreement (other than principal and interest) shall be as set forth herein and shall be effective from the date hereof until a later dated Allocation Notice is delivered to the Administrative Agent.

Name of Borrower	% Allocation

[insert Borrower’s name]

A-1

Name of Borrower	% Allocation

100%

[Borrowers]

By:

Title:

A-2

Exhibit B

[Reserved]

B-1

Exhibit C

NOTICE OF PAYDOWN

TO:

JPMorgan Chase Bank, N.A. as Administrative Agent for the Banks party to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

FROM:	[Borrower’s name]

DATE:

Paydown on ( ) on Existing Loan Amount Date $_______ $_______	Paydown Wire Instructions

Authorized Signatory	Date _____________
Authorized Signatory	Date _____________
Ticket #

C-1

Exhibit D

FORM OF NOTE

$ _________

FOR VALUE RECEIVED, each Borrower severally (and neither jointly nor jointly and severally) hereby promises to pay to the order of                (the “Bank”) at [address of bank]:

(a) prior to or on the Termination Date the principal amount of [INSERT BANK’S COMMITMENT AMOUNT] Dollars ($    ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent; and

(b) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan made to such Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans made to a Borrower shall be prima facie evidence of the principal amount thereof owing and unpaid severally by such Borrower to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of any Borrower hereunder or under the Credit Agreement to make several payments of principal and of interest on this Note when due.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by such Borrower on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur and be continuing with respect to a Borrower, the entire unpaid principal amount of this Note severally owing by such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Except to the extent otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Note to be signed in its name by their respective duly authorized officers as of the day and year first above written.

[Borrowers]

By:
Title:

Date	Borrower	Amount and Type of Loan	Amount of	Principal Repaid	Balance of Principal	Notation Made By

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

Date: ___________

To each of the Banks referred to below

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: [insert name]

Ladies and Gentlemen:

Reference is hereby made to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies to you that he/she is an Authorized Signatory and that no Default or Event of Default, as to the undersigned, has occurred and is continuing on the date hereof.

The Asset Coverage Ratio of the undersigned as of the date hereof is _____ to 1.0.

[Borrower’s name]

By:
Title:

E-1

Exhibit F

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of _________

Reference is made to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

START HERE

(the “Assignor”) and    (the “Assignee”) hereby agree as follows:

§1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$     ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [    %] in respect of the Assignor’s Commitment immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its aggregate Commitment Amount is [$    ], its Commitment Percentage is [ %], the aggregate outstanding principal balance of its Loans equals [$    ] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) if issued by the Borrowers pursuant to Section 2.4 of the Credit Agreement, attaches hereto its Note.

[Pursuant to Section 2.4 of the Credit Agreement, the Assignee requests that the Borrowers exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amounts of Notes
Assignor	$	_________
Assignee	$		]

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (f) makes the representation and warranty set forth in Section 8.12 of the Credit Agreement; and (g) to the extent required by Section 2.12(b) of the Credit Agreement agrees to deliver the forms required by Section 2.12(b) of the Credit Agreement.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for its consent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 8.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement. Signature pages to this Assignment and Acceptance may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page.

§9. Loan Document. For the avoidance of doubt, this Assignment and Acceptance is a Loan Document.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer or representative thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

CONSENTED TO:

[[Borrowers’ names]

By:
Title:]

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Title:

Exhibit G

FORM OF JOINDER

Reference is made to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

All capitalized terms used in this Joinder which are defined in the Credit Agreement shall have the meanings set forth therein unless otherwise defined herein or the context otherwise requires.

Each of the undersigned hereby agrees that, effective the date hereof, it shall be a Borrower and a [Tranche A Borrower][and a Tranche B Borrower] under the Credit Agreement. Each of the undersigned agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower.

Each of the undersigned hereby represents as to itself that as of the date hereof and after giving effect hereto: (i) the representations and warranties set forth in Article IV of the Credit Agreement with respect to the Borrowers are true and correct*; (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed; and (iii) no Default or Event of Default with respect to itself shall have occurred and be continuing.

In connection herewith, a new Allocation Notice shall be delivered.

For the avoidance of doubt, this Joinder is a Loan Document.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder this ___ day of ____________, _____.

[Name of Borrowers]

By:

Title:

*	Reference is made to the Supplements to Schedules 4.9 and 4.11 attached hereto.

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Exhibit H

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of ______________, among (i) [NAME OF ACCEDING BANK] (the “Acceding Bank”), (ii) each borrower signatory to the Twelfth Amended and Restated Credit Agreement, dated as of April 10, 2025 (as amended or modified from time to time, the “Credit Agreement”), by and among such borrowers, the Banks party thereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (the “Administrative Agent”) for the Banks and (iii) the Administrative Agent.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Borrowers have invited the Acceding Bank, and the Acceding Bank desires, to become a party to the Credit Agreement and to assume the obligations of a Bank thereunder. The Acceding Bank is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Bank thereunder.

Accordingly, the Acceding Bank, the Borrowers and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. i. The Acceding Bank, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Bank thereunder with the same force and effect as if originally named therein as a Bank.

(a) The Commitment of the Acceding Bank shall equal the amount set forth opposite its signature hereto.

SECTION 2. Representations and Warranties, Agreements of Acceding Bank, etc. The Acceding Bank (a) represents and warrants that (i) it is (A) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act; (ii) it is not “affiliated” (within the meaning of the Act) with any Borrower or the Adviser; and (iii) it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it will independently and without reliance upon the Administrative Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to

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exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform, in accordance with their terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

SECTION 3. Effectiveness. ii. This Agreement shall become effective on __________ (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Bank and the Borrowers, (ii) if the Acceding Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.12 of the Credit Agreement duly completed and executed by the Acceding Bank, (iii) an Administrative Questionnaire completed in respect of the Acceding Bank and (iv) a processing and recordation fee of $3,500.

(a) Upon the effectiveness of this Agreement, the Administrative Agent shall (i) record the information contained herein and in any administrative questionnaire in the register and (ii) give prompt notice thereof to the Banks.

SECTION 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect and originally signed signature page.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should beheld invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic affect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement. All communications and notices hereunder to the Acceding Bank shall be given to it at the address set forth under its signature hereto, which information, together with the amount of the Acceding Bank’s Commitment, supplements Schedule 1 to the Credit Agreement.

SECTION 8. Loan Document. For the avoidance of doubt, this Accession Agreement is a Loan Document.

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IN WITNESS WHEREOF, the Acceding Bank, the Borrowers and the Administrative Agent have duly executed this Accession Agreement as of the day and year first above written.

[NAME OF ACCEDING BANK]

By:
Name:
Title:
Address:

[Borrowers]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

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